Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                   Exhibit 10.11

                           SERVICES AGREEMENT BETWEEN
                               ATHENAHEALTH, INC.
                                       AND
                            VISION HEALTHSOURCE, INC.

THIS SERVICES AGREEMENT (the "Agreement") is entered into this December 9, 2002 (the "Effective Date") by and among VISION HEALTHSOURCE, INC., a Delaware corporation with its principal place of business at 8000 Towers Crescent Drive, Suite 1350, Vienna Virginia 22182 ("Vision"), Vision Healthsource India Private Ltd., a, ____________________ corporation with its principal place of business at DP 110 (Second Phase) F-19, Industrial Estate, Ambattur, Chennai, 600 058, India ("Healthsource") and athenahealth, Inc., a Delaware corporation with a principal place of business at One Moody St. Waltham, MA 02453 ("Athena"). Vision and Athena are referred to herein as the "Parties" and each as a "Party."

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:

1) Provision of Services,

a) Services to be Provided. Under the terms and subject to the conditions and obligations of this Agreement, Vision will provide, and Athena hereby accepts, the services described in Exhibit A (the "Services")

b) Subcontracting. No subcontracting of the Services by Vision will be permitted without prior written permission of Athena, provided that Vision may arrange for the performance of some or all of the Services by its affiliated company, Healthsource, pursuant to a transfer pricing agreement or other arrangement, and provided further that Vision will remain subject to and responsible for its obligations and undertakings in this Agreement by its terms. No other subcontracting of the Services by Healthsource will be permitted without prior written permission of Athena.

c) Changes. Athena may request in writing commercially reasonable changes in the scope of Services delivered pursuant to this Agreement that do not alter the fundamental nature of the obligations and/or the rights of either Vision or Athena. Upon receipt of each such request from Athena (a "Change Request"), Vision will evaluate the impact that the Change Request will have on the resources required by Vision to perform the Services and the charges then payable to Vision under this Agreement. Vision will give written notice to Athena as to the results of such evaluation within fifteen (15) days following the date of receipt of a Change Request, which response will indicate whether Vision is agreeable to implementing the Change Request. If Vision is agreeable, Vision will set forth: (i) the change in cost, if any, to Athena and (ii) the schedule associated with implementing the Change Request. Athena will then notify Vision in writing within fifteen (15) days of receipt of such notice from Vision whether or not to implement the Change Request in accordance with Vision's advice regarding cost and implementation schedule. Any change resulting from a Change Request must be evidenced in the form of a written amendment to this Exhibit A. Until and unless reduced to a mutually acceptable amendment, executed by the parties to this Agreement, no Change Request will alter the terms and conditions of this Agreement.

d) Communication Contact. Athena and Vision will each designate a project manager who will act as a point of contact for all day-to-day matters relating to the provision of the Services. The parties will provide a telephone number and an e-mail address for their designated contact, to be utilized for purposes of this Agreement. The communication contact will not have authority to modify, formally or through a course of dealings, the material terms and conditions of this Agreement.

2) Price and Payment.

a) Pricing. In return for the provision of the Services, Athena will pay Vision a monthly fee (prorated for any partial month) as set forth in Exhibit A.

b) Additional Charges., In addition to the fees set forth in Exhibit A, Athena will be responsible for payment of any and all excise, use and sales taxes levied by the United states or by any state of the United States upon Athena and upon Vision by reason of the Services, provided that Vision will promptly notify Athena of the need to make any necessary filings with respect to such charges or to pay such charges to the extent Vision has notice or knowledge thereof. Vision and Healthsource will cooperate with Athena in any reasonable effort to limit such charges or to seek legally appropriate refunds or abatements. Athena will not be responsible, and Vision or Healthsource, will be responsible for payment of property taxes, income and excise taxes, franchise taxes, employment taxes and other taxes and tariffs levied on Vision or Healthsource by reason of either their doing business, domicile, place of operations, retention and payment of employees, status, revenue, or property. Athena is not responsible, and Vision or Healthsource is responsible as the case may be, for any and all taxes, tariffs or other charges imposed by any other governmental body or authority other than the United States of or any state of the United States in connection with the Services. Each party will indemnify and hold the other party harmless from any taxes and/or any related interest or penalty and reasonable attorneys' fees associated with any failure to fulfill its obligations as to taxes hereunder.

c) Billing and Payment. Vision will bill Athena on a monthly basis for services furnished during the previous month, net thirty days. All amounts payable hereunder shall be paid to Vision in United States Dollars by wire transfer to an account designated by Vision. To the extent that any bill is based upon items such as time, number of transactions or operations, number of personnel or similar quantifiable items or contains Additional Charges as set forth in Exhibit A, each bill will set forth an account for such items and charges on which it is based sufficient for Athena to verify any necessary calculations. Vision's invoices will reflect any adjustments to past invoices required under Exhibit A.

3) Term and Termination

a) Term. This Agreement will continue in effect for thirty-six (36) months from the Effective Date (the "Initial Term"). Upon expiration of the Initial Term, this Agreement will automatically renew for consecutive periods of twenty-four
(24) months each, unless one Party has given the other Parties written notice of its intent to cancel at least six (6) months prior to the expiration of the then current term.

b) Termination for Cause.

i) Notwithstanding the foregoing, Athena may terminate this Agreement if either Vision or Healthsource: (a) materially breaches or defaults as to any of its obligations or warranties hereunder or any conditions imposed upon it hereunder (other than those obligations, warranties or conditions in Section 6) and does not cure such breach or default within thirty (30) days after receiving written notice from the terminating Party specifying the breach or default provided that if the breach or default consists of the exceeding of any time requirement under this Agreement by Vision or Healthsource and is not a part of a recurring or persistent pattern of such breach or default, then such cure may consist of measures described in writing to Athena that are reasonably acceptable in good faith to Athena, that are reasonably calculated to avoid similar breach or default prospectively and that are reasonably calculated to compensate Athena for the effects of such breach or default in the past, (b) breaches the obligations or conditions in Section 6, (c) makes any assignment for the benefit of creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business, (d) commits any material act of dishonesty, gross carelessness or willful misconduct in performance of this Agreement, even if the same would not otherwise constitute a breach of this Agreement; (e) has instituted by or against it any proceedings in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution (and if involuntary, the proceeding is not dismissed within 60 days), or (f) in the absence of such termination it is not possible for Athena to maintain an effective compliance plan as described in Section 5 of this Agreement. A termination pursuant to clause (a) or clause (f) above will be effective on the date that is the last day of the notice period, unless the notice specifies a later date which later date cannot be more than 30 days after the end of the notice period, and pursuant to clauses (b), (c), (d) and (e) above will be effective on the date of notice (each a "Termination Date").

ii) Vision may terminate this Agreement if (a) Athena materially breaches or defaults as to any of its obligations or warranties hereunder or any conditions imposed upon it hereunder (other than those obligations, warranties or conditions in Section 6) and does not cure such breach or default within thirty
(30) days after receiving written notice from the terminating Party specifying the breach or default (except that Athena will have only ten (10) business days to cure any breach of any payment term of this Agreement) provided that if the breach or default consists of the exceeding of any time requirement under this Agreement by Athena and is not a part of a recurring or persistent pattern of such breach or default, then such cure may consist of measures described in writing to Vision that are reasonably acceptable in good faith to Vision, that are reasonably calculated to avoid similar breach or default prospectively and that are reasonably calculated to compensate Vision for the effects of such breach or default in the past, (b) Athena breaches the obligations or conditions in Section 6, (c) Athena makes any assignment for the benefit of creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business, (d) Athena commits any material act of dishonesty, gross carelessness or willful misconduct in performance of this Agreement, even if the same would not otherwise constitute a breach of this Agreement; (e) Athena has instituted by or against it any proceedings in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution, or (f) in the absence of such termination it is not possible for Vision and Healthsource to maintain an effective compliance plan as described in Section 5 of this Agreement. A termination pursuant to clause (a) or clause (f) above will be effective on the date that is the last day of the notice period, unless the notice specifies a later date which later date cannot be more than 30 days after the end of the notice period, and pursuant to clauses (b), (c), (d) and (e) above will be effective on the date of notice (each a "Termination Date"). In addition to the rights set forth above and notwithstanding any other provision of this Agreement, Vision may terminate the provision of services as to any client or customer of Athena without terminating this Agreement by providing written notice thereof to Athena if in the absence of such cessation it is not possible for Vision and Healthsource to maintain an effective compliance plan as described in Section 5 of this Agreement, provided that Vision provides to Athena before or at the time of such notice an explanation for the cessation in enough detail to permit Athena to investigate and verify it, provided that Vision's cessation of services to the Athena customer will be effective on the date specified, which shall not be less than 30 days after provision of notice to Athena.

c) Termination without Cause. Notwithstanding the foregoing, either Athena or Vision may terminate this Agreement at any time upon 180 days prior written notice to the other. A termination pursuant to this subsection (c) will be effective on the date that is the last day of the notice period, unless the notice specifies a later date which later date cannot be more than 180 days after the end of the notice period (also a "Termination Date").

d) Effect of Termination. Upon the Termination Date, Vision will immediately cease providing all Services. Within fifteen (15) days after any termination, Athena will pay to Vision any unpaid fees properly due for Services performed to the date of termination, and Vision will credit (or pay in the event of a credit that cannot be applied) any unapplied credits properly due with respect to Services performed to the date of termination. Unless Vision has properly terminated the Agreement under Section 3) b) ii) or unless Athena fails to timely make the foregoing final payment, Vision will provide a reasonable amount of assistance to Athena in connection with the transition of the Services to Athena or a third party; provided, however, that without Vision's written consent such assistance will in no event be required beyond the one month anniversary of the Termination Date. Athena will pay Vision its reasonable fees for such assistance, which fees will be consistent with those fees usually and customarily charged by Vision to its customers for the services of the Vision and Healthsource personnel involved for similar services, together with any out-of-pocket costs reasonably incurred by Vision in connection with such services. Vision may require a prepayment against such costs, based on a good faith estimate communicated to Athena in writing. Notwithstanding the foregoing, Vision may require Athena and any third party to which it renders assistance to enter into a written confidentiality agreement with Vision, in a form reasonably proposed by Vision, in connection with such assistance and, in no event, will such assistance in the absence of such agreement require that Vision disclose to Athena or to any third party any confidential or proprietary information which is a trade-secret or held subject to similar considerations of confidentiality or which is otherwise not adequately protected, in Vision's good faith judgment, by patent, copyright or similar registration under a United States, India and/or other applicable international statutory regime for the protection of intellectual property.

4) Survival. Sections 3 d), 4, 7, 11, 12, 13, and 14 will survive any expiration or termination of this Agreement and will continue in effect and binding upon the Parties.

5) Compliance with Laws. Each Party agrees to comply with all applicable laws, rules and regulations in its performance of this Agreement, including but not limited to applicable healthcare and export laws, rules and regulations. Vision, Healthsource and Athena will each implement and maintain an effective compliance program consistent with the standards set forth in the United States Sentencing Guidelines and the Compliance Program Guidance for Third

Party Medical Billing Companies issued by the Office of the Inspector General of Health and Human Services; and, without limitation, Vision's compliance program will substantially conform to the compliance materials presented to Athena in Vision's written proposal for outsourced medical billing services dated February 22, 2002. To the extent that such compliance by a Party reasonably requires the cooperation of or information from another Party, then such other Party will cooperate and provide any information necessary at that other Party's own expense, provided that no Party will be required hereby to waive rights that it may have to refuse to disclose information that is confidential or proprietary as defined herein, legally privileged, or by disclosing information to that would violate any legal requirement or duty. Athena will contractually require that all customers who receive services from Vision under this Agreement cooperate promptly with Athena to provide accurate and full responses to any material inquiry or concern related to and to any reasonable request for clarification, documentation or further information related to billing. Athena will enforce such agreement as reasonably required to assist Athena in fulfilling its obligations hereunder. To the extent considered appropriate, each party will, through legal counsel, discuss in good faith the entry into a joint defense agreement by the parties with respect to such disclosure on such terms as the parties may mutually agree. The Parties recognize that various laws and regulations are developing in connection with the Services; and, they will promptly negotiate in good faith to amend this Agreement as necessary so as to incorporate any legally required contractual provisions and to allocate fairly between them the costs and burdens, if any, associated with performance of specific, legally required contractual features or measures beyond those set forth herein or otherwise existing as of the Effective Date.

6) Audit. Each Party will keep accurate and appropriate business records of ITS activities relating to this Agreement. Each Party will have the right to audit the other Parties' records to the extent reasonably necessary to verify any reports provided by such Party, to verify each Party's compliance with its obligations under this Agreement or to verify any charge or payment amount. Such audit will take place, upon reasonable written notice to the Party being audited, during regular business hours, and at the principal offices of the Party to be audited listed above or at a mutually agreed location. Vision and Healthsource, between them will have the right to request an audit of Athena not more often than twice during any consecutive twelve (12) month period. Athena will have the right to request an audit of each of Vision and Healthsource not more often than twice during any consecutive twelve (12) month period. At Athena's written request, Vision and Healthsource will each promptly make available to it business records detailing the basis for any charge billed to Athena hereunder. All audits will be scheduled in such a manner as not to interfere unreasonably with the operations of the Party subject to the audit. Each Party is responsible for its own expenses associated with any audit.

7) Ownership of Data and Intellectual Property. Confidentiality.

a) All data, statistics, records, reports, programs, procedures, business processes, formats, screens, functionality and similar items disclosed or provided by Athena or obtained by Vision or Healthsource from Athena in the connection with this Agreement, including but not limited to data and databases consisting of data provided by Athena under this Agreement that have been processed or altered by Vision or by Healthsource and the formats for such data, are and will at all times remain the sole property of Athena or Athena's customers.. No license is hereby granted to either Vision or Healthsource in connection with such items, other than permission to use such items as specified in this Agreement.

b) All data, statistics, records, reports, programs, procedures, business processes, formats, screens, functionality and similar items disclosed or provided by Vision or obtained by Athena from Vision in the connection with this Agreement, other than data and databases consisting of data provided by Athena under this Agreement that have been processed or altered by Vision or by Healthsource and the formats for such data, are and will at all times remain the sole property of Vision, including any software or other technology developed by Vision in connection with the Services or in connection with establishing electronic communication inter-face and/or connectivity with Athena, even if developed specifically for Athena or provided directly or indirectly to Athena in connection with the Services. No license is hereby granted to Athena in connection with such items.

c) For purposes of this Section 7, and without limiting the scope of Sections 7
a) and b), the following terms have the following meanings:

"Confidential Information" will mean information concerning a Party's technology or business that Vision or Healthsource receive from Athena or that Athena receives from Vision or Healthsource in connection with this Agreement, including, without limitation, computer programs and codes, data relating to the disclosing Party's customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information about the Party or its business. Except with respect to Practice Information, "Confidential Information" will not include information that (i) is otherwise agreed by the Parties in writing not to be Confidential Information, (ii) is in or (through no improper action or inaction by the Party receiving it or any affiliate, agent or employee) enters the public domain,
(iii) is established by the receiving Party using contemporaneous business records to have to have been rightfully in that Party's possession or known by it prior to receipt from the disclosing Party, (iv) is established by the receiving Party using contemporaneous business records to have been rightfully disclosed to the receiving Party by another person without restriction or (v) is established by the receiving Party using contemporaneous business records to have been independently developed by the receiving Party by persons without access to the Confidential Information and without use of any such information. No provision of this Agreement will prevent disclosure to a governmental entity or agency in connection with any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken against further disclosure.

"Practice Information" will mean a subset of Confidential Information that consists of information accessed or received by Vision by reason of or in connection with this Agreement concerning any customer of Athena or the patients of any customer of Athena, including, but not limited to, financial information and patient medical and demographic information.

d) Vision and Healthsource, to the extent that Vision subcontracts with it to perform some or all of the Services, are authorized under this Agreement to disclose and use Confidential Information of Athena only in performance of its obligations or pursuant to its rights under this Agreement. Vision and Healthsource will use reasonable precautions to maintain such

Confidential Information as confidential and to protect such Confidential Information from unauthorized disclosure and without limitation will employ at least those precautions in this regard that Vision employs to protect its own similar information.

e) Athena is authorized under this Agreement to disclose and use Confidential Information of Vision and Healthsource only in performance of its obligations or pursuant to its rights under this Agreement. Athena will use reasonable precautions to maintain such Confidential Information as confidential and to protect such Confidential Information from unauthorized disclosure and without limitation will employ at least those precautions in this regard that Athena employs to protect its own similar information.

f) Without limitation of the obligations set forth herein with respect to Confidential Information, Vision and Healthsource, to the extent that Vision subcontracts with it to perform some or all of the Services, will:

i) Take reasonable, diligent and appropriate steps to maintain the security of communication of Practice Information between it and Athena and to maintain the security, availability and integrity of Practice Information in its possession or control;

ii) Use any Practice Information only as necessary to provide the Services;

iii) Not disclose Practice Information to any individual or entity except to Athena in connection with performance of this Agreement or to the medical practice that is the source of such Practice Information;

iv) Not use or further disclose Practice Information in a manner that would violate those reasonable contract terms between Athena and its customer practices that are provided to Vision from time to time by Athena -in writing or to knowingly cause Athena to violate such contract terms;

v) Not use or further disclose Practice Information in a manner that would violate any federal, state or local law or regulation if done by Athena; and,

vi) Make reasonable efforts when using or disclosing Practice Information under this Agreement to limit the information used to the minimum amount necessary to accomplish the purpose intended under this Agreement.

g) Notwithstanding the foregoing, Vision and Healthsource, to the extent that Vision subcontracts with it to perform some or all of the Services, may use Practice Information internally for their own proper management and administration, including but not limited to maintenance and enforcement of an appropriate Compliance Plan under Section 5 above.

h) All steps and actions taken and procedures followed by Vision and Healthsource with respect to security, use, and disclosure of Practice Information will comply fully with all applicable provisions of any United States Federal, state or local law regarding confidentiality of financial or medical information.

i) Vision and Healthsource will implement reasonable and appropriate administrative, technical and physical safeguards to prevent the use or disclosure of Practice Information other than as expressly permitted by this Agreement. Vision and Healthsource will cooperate fully with Athena and with each Athena customer as requested in implementation by them of programs, policies and procedures designed to assure compliance with relevant privacy and security laws and with contractual privacy and security obligations to which Athena or the customer may be bound.

j) Vision and Healthsource, to the extent that Vision subcontracts with it to perform some or all of the Services, will each require in writing that all of its personnel adhere to the requirements in these provisions; and, upon request, will provide Athena with reasonable assurances that each of them has and will meet the requirements in these provisions. Vision and Healthsource will each make its internal practices, books and records relating to the use and disclosure of Practice Information and relating to its Compliance Program sufficiently available to Athena upon Athena's reasonable written request to permit Athena to confirm their compliance with the terms of this Section 7 of the Agreement. Upon reasonable request of Athena, Vision and Healthsource will provide access by Athena personnel to facilities at which Practice Information is kept or processed to permit evaluation by Athena of compliance by Vision and Healthsource with this Section 7 of the Agreement.

k) Upon termination of Services under this Agreement for any reason, except as otherwise may be reasonably required under this Agreement (including but not limited to the provision of transition services), Vision and Healthsource will each immediately cease any and all use of all Confidential Information, including but not limited to, all Practice Information, and will immediately return all such information in its possession to Athena.

l) Vision and Healthsource will each promptly report to Athena any use or disclosure of Practice Information contrary to or not as provided for in this Agreement and any such use or disclosure that it believes is imminent or is likely to have occurred.

m) Vision and Healthsource will each make available all Practice Information as may be required of it or of Athena by applicable regulations promulgated pursuant to HIPAA and will each make its internal practices, books and records relating to the use and disclosure of Practice Information available as required of it or of Athena under any regulation promulgated pursuant to HIPAA.

n) To the extent required by law, Vision and Healthsource will each make available to Athena or to a practice customer of Athena any Practice Information of that practice in its possession or control within 5 days of request by Athena or by the practice for access to that Practice Information. Vision and Healthsource will each, within 5 days of request by Athena or by a practice customer of Athena, provide for amendment of that practice's Practice Information in its possession or control and incorporate any amendment into such Practice Information in its possession or control to the extent legally permissible. Vision and Healthsource will each, within 5 days of request by Athena or by a practice customer of Athena make available to Athena or the practice such information as in its possession or control that it reasonably necessary or required for Athena or the practice to account for all disclosures of Practice Information, to the extent required by law.

o) Vision and Healthsource will each make its internal practices, books and records relating to the use and disclosure of Practice Information available to the Secretary of the Department of Health and Human Services of the United States to the extent required by 45 C.F.R. Section 164, as amended from time to time.

p) Each Party acknowledges and agrees that due to the unique nature of the Confidential Information, including, but not limited to, Practice Information, money damages alone cannot adequately remedy any breach of obligations under this Agreement to keep such information confidential and secure and that any such breach of those obligations will result in irreparable harm to the Party to which the obligation of security and confidentiality is owed. The Parties therefore agree that upon any such breach or any threat thereof, the aggrieved Party will be entitled to appropriate equitable relief in the form of injunction or court order, in addition to whatever remedies for damages it might have at law. The provisions of this Section 7p) will apply only to obligations of confidentiality and security under Section 7 of this Agreement.

8) Representations, Warranties and Covenants of Athena. Athena represents and warrants to Vision that:

a) Neither Athena nor its agents nor to its knowledge its customers with respect to which Vision will provide Services: a) has been convicted of a federal health care crime; b) has been excluded from participation in any federal health care program; or c) is currently under investigation or involved in any legal proceeding which may lead to such a conviction or exclusion. Athena will notify Vision immediately if any of the foregoing occur whereupon Vision will have the right to immediate terminate this Agreement immediately (in the event that Athena or its agents are convicted, excluded) or to cease or suspend the provision of services to the particular customer as otherwise provided for in this Agreement (in the event that an Athena customer is convicted or excluded), provided that right to such termination, cessation or suspension will be exercised if at all within 60 days of such notice.

b) It will implement an effective compliance plan that is consistent with the standards set forth in the U.S. Sentencing Guidelines and the Office of Inspector General's Compliance Program Guide for third-party medical billing companies within thirty (30) days after the Agreement takes effect and will maintain such an effective compliance plan at all times throughout the course of this Agreement. Upon request, a copy of its compliance plan will be provided to Vision, on condition that it is treated as Confidential Information under
Section 7(c).

c) (i) It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, including authority from all clients or customers for which services will be furnished under this Agreement,
(ii) the execution, delivery and performance of this Agreement has been duly authorized by it, and (iii) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained by it or made in order for it to enter into and perform its obligations under this Agreement.

d) On a continuing basis throughout the term of this Agreement, Athena shall not knowingly or as a result of gross negligence permit any media, data (including data necessary for the Services) or software provided by it to Vision to contain any code, virus or other mechanism to disable, adversely affect, harm, or grant unauthorized access or use to Athena systems, equipment or data. Athena shall promptly notify Vision of any such code, virus or mechanism upon its discovery by Athena.

9) Representations and Warranties and Covenants of Vision.. Vision represents and warrants to Athena that:

a) Neither Vision nor its agents or subcontractors: a) has been convicted of a federal health care crime; b) has been excluded from participation in any federal health care programs; or c) is currently under investigation or involved in any legal proceeding which may lead to such a conviction or exclusion. Vision will notify Athena immediately if any of the foregoing occur whereupon Athena will have the right to terminate this Agreement immediately in the event that Vision or its agents or subcontractors are convicted or excluded provided that right to such termination, will be exercised if at all within 60 days of such notice.

b) It has a compliance plan that is effective and consistent with the standards set forth in the U.S. Sentencing Guidelines and the Office of Inspector General's Compliance Program Guide for third-party medical billing companies and will maintain it as such at all times in the course of this Agreement. Upon request, a copy of its compliance plan will be provided to Athena, on condition that it is treated as Confidential Information under Section 7 (c).

c) On a continuing basis throughout the term of this Agreement, Vision shall not knowingly or as a result of gross negligence permit any media, data or software provided by it to Athena to contain any code, virus or other mechanism to disable, adversely affect, harm, or grant unauthorized access or use to Athena systems, equipment or data. Vision shall promptly notify Athena of any such code, virus or mechanism upon its discovery by Vision.

d) On a continuing basis throughout the term of this Agreement that no software provided by Vision to Athena infringes on any applicable, valid intellectual property right under laws of the United States or any of its states or under the laws of India or its states or political subdivisions, provided that Vision makes no warranty with respect to the possibility of such infringement to the extent that it results from use of such software only in combination or conjunction with any data, software or equipment provided to Athena.

e) On a continuing basis throughout the term of this Agreement that no software provided by Vision to Athena or used by it with respect to performance of the Services violates any applicable law or regulation of the United States or any of its states or under the laws of India or its states or political subdivisions regarding export or import of software, technology or encrypted data, including, but not limited to, encryption software, and that all necessary governmental permits, licenses and approvals have been obtained and will be maintained to permit performance of the Services as contemplated in this Agreement.

f) On a continuing basis throughout the term of this Agreement, that the encryption software provided by it to Athena for use in connection with the Services and used by Vision in connection with the Services complies substantially with the encryption requirements set forth in HCFA Internet Security Policy issued November 24, 1998, as it may be amended or updated from time to time, and provides encryption protection equal to or exceeding 128 bit encryption.

g) (i) It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution, delivery and performance of this Agreement has been duly authorized by it, and (iii) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained by it or made in order for it to enter into and perform its obligations under this Agreement.

10) Representations and Warranties of Healthsource. Healthsource represents and warrants to Athena that:

a) Neither Healthsource nor its agents or subcontractors: a) has been convicted of a federal health care crime; b) has been excluded from participation in any federal health care programs; or c) is currently under investigation or involved in any legal proceeding which may lead to such a conviction or exclusion. Healthsource will notify Athena immediately if any of the foregoing occur, whereupon Athena will have the right to terminate this Agreement immediately in the event that Vision or its agents or subcontractors are convicted or excluded provided that right to such termination, cessation or suspension will be exercised if at all within 60 days of such notice.

b) It has a compliance plan that is effective and consistent with the standards set forth in the U.S. Sentencing Guidelines and the Office of Inspector General's Compliance Program Guide for third-party medical billing companies and that it will maintain it as such at all times during the term of the Agreement. Upon request, a copy of its compliance plan will be provided to Athena, on condition that it is treated as Confidential Information under Section 7 (c).

c) On a continuing basis throughout the term of this Agreement, Healthsource shall not knowingly or as a result of gross negligence permit any media, data or software provided by Healthsource to Athena to contain any code, virus or other mechanism to disable, adversely affect, harm, or grant unauthorized access or use to Athena systems, equipment or data. Healthsource shall promptly notify Athena of any such code, virus or mechanism upon its discovery by Healthsource.

d) On a continuing basis throughout the term of this Agreement that no software provided by Healthsource to Athena infringes on any applicable, valid intellectual property right under laws of the United States or any of its states or under the laws of India or its states or political subdivisions, provided that Healthsource makes no warranty with respect to the possibility of such infringement to the extent that it results from use of such software only in combination or conjunction with any data, software or equipment provided to Athena.

e) On a continuing basis throughout the term of this Agreement, no software provided by Healthsource to Athena or used by it with respect to performance of the Services violates any applicable law or regulation of the United States or any of its states or under of India or its states or political subdivisions regarding export or import of software, technology or encrypted data, including but not limited to encryption software, and that all necessary governmental permits, licenses and approvals have been obtained and will be maintained to permit performance of the Services as contemplated in this Agreement.

f) On a continuing basis throughout the term of the Agreement, the encryption software provided by Healthsource to Athena for use in connection with the Services and used by Healthsource in connection with the Services complies substantially with the encryption requirements set forth in HCFA Internet Security Policy issued November 24, 1998, as it may be amended or updated from time to time, and provides encryption protection equal to or exceeding 128 bit encryption.

g) (i) It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution, delivery and performance of this Agreement has been duly authorized by it, and (iii) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained by it or made in order for it to enter into and perform its obligations under this Agreement.

11) Warranty Disclaimer.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT: (a) NO PARTY MAKES NOR WILL BE DEEMED TO MAKE OR HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, DIRECTLY OR INDIRECTLY, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO ANY SERVICE OR GOOD PROVIDED HEREUNDER; AND,
(b) EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, TITLE, DESIGN, OPERATION OR FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM CONDUCT, COURSE OF DEALING OR CUSTOM OR USAGE IN TRADE.

EXCEPT AS EXPLICITLY PROVIDED IN THIS AGREEMENT, THE SERVICES ARE PROVIDED TO ATHENA "AS IS."

12) Limitations of Liability.

a) EXCEPT WITH RESPECT TO THE OBLIGATIONS, UNDERTAKINGS AND WARRANTIES SET FORTH IN SECTIONS 5 THROUGH 10, ABOVE, IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT TO ANOTHER PARTY, OR TO ANY THIRD PARTY, FOR CONSEQUENTIAL, EXEMPLARY, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES. IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT TO ANOTHER PARTY, OR TO ANY THIRD PARTY, FOR LOST PROFITS, BUSINESS OR BUSINESS OPPORTUNITIES OR REVENUE, EVEN IF THE PARTY OTHERWISE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b) No Party will be responsible under this Agreement for any delay, error, lost data, failure to perform, interruption, or disruption in the Services or disclosure of data caused by or resulting from any natural fire; severe weather; earthquake; flood or other natural disaster or act of God or any power failure; failure of the world wide web, an Internet Service Provider utilized by either of the parties, the internet or other non-proprietary means on communication / connectivity utilized in connection with the Services, or hacking or electronic vandalism, or other unavailability of the means of electronic communication between the parties for the provision of information relating to or in connection with the Services; legal act of a public authority, strike, lockout, riot or act of war if such cause is beyond the reasonable control of the Party otherwise chargeable and that Party has otherwise acted with reasonable care and in conformity with this

Agreement with respect to such cause and, with respect to any disclosure, corruption or unavailability of data, has adopted reasonable, diligent and appropriate steps to maintain the security of its communications and facilities and to maintain the security, availability and integrity of Practice Information in its possession or control, or as to Vision and Healthsource only, a breach by Athena of its warranty under Section 8 d) or, as to Athena only, a breach by Vision of its warranty under Section 9 e). Notwithstanding the foregoing, such cause will not include a Party's lack of funds, lack of credit, or other financial inability to perform. If Vision or Healthsource intends to rely on any of the foregoing conditions to forgive its performance or lack of performance under this Agreement, it will timely so notify Athena in order to permit Athena in its sole discretion to suspend or curtail its own performance under this Agreement for such time as the condition continues and if such condition continues for 7 business days or more, Athena may terminate the Agreement upon notice to the other party provided that it provides such notice if at all within 10 days of notification of reliance by Vision or Healthsource and provided that the termination will be effective on the date specified in the notice of termination, which shall not be less than 180 days after provision of the notice.

13) Indemnification.

a) Vision will defend, indemnify, and hold Athena and its directors, officers, employees, agents, shareholders, partners and representatives harmless from and against any claims, losses, actions, demands, liabilities or damages, including reasonable attorneys' fees, (collectively "Losses") resulting from (i) the gross negligence or willful misconduct of Vision or any subcontractor of Vision or
(ii) the breach by Vision or any subcontractor of Vision of any material provision of this Agreement.

b) Athena will defend, indemnify, and hold Vision and Healthsource and their directors, officers, employees, agents, shareholders, partners and representatives, harmless from and against any Losses resulting from (i) Athena's failure (to the extent not resulting from the acts or omissions of Vision or any subcontractor of Vision) to provide services or products to Athena customers, (ii) any alleged defect or deficiency in any services or products provided by Athena to its customers (to the extent not resulting from the acts or omissions of Vision or any subcontractor of Vision), (iii) any action duly taken by Vision in conformity with this Agreement, without error or defect by Vision and at the written request or instruction of Athena, or (iv) the breach by Athena or any subcontractor of Athena of any material provision of this Agreement.

c) A Party or person seeking indemnification under Sections 13 a) or 13 b) will give written notice to the indemnifying Party promptly upon being informed of any event that could reasonably expected to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may constitute or result in a Loss. Such notice will describe the event in reasonable detail and will, if possible, indicate the amount of Loss that has been or may be suffered. In no event will an Indemnitee's failure to give such a notice relieve the indemnifying Party of any liability, except to the extent that such failure materially prejudices the indemnifying Party's ability to adequately defend such claim. If the indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnitee with respect to any Loss, the Indemnifying Party may elect to compromise or defend such Loss, at its own expense and with counsel reasonably satisfactory to the Indemnitee. If the indemnifying Party elects to so compromise or defend such Loss, it will within 10 days (or sooner, if the nature of the Loss so requires) notify the Indemnitee of its intent to do so. Upon such notification, the indemnifying Party will have the right to control the defense of such Loss, and the Indemnitee will cooperate with the Indemnifying Party in the compromise of, or defense against, such Loss. If the Indemnifying Party elects not to compromise or defend such Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability, and the Indemnitee will have the right to control the compromise or defense of such Loss; and in such case, the Indemnitee will retain the right to pursue its right to indemnification hereunder against the indemnifying Party. Notwithstanding the foregoing provisions of this Section 13 c), the indemnifying Party may settle or compromise any Loss; provided, (i) such settlement or compromise does not result in any liability to, restriction on or admission by the Indemnitee; and (ii) such settlement or compromise constitutes or includes a full release of the Indemnitee. In any event, the Indemnitee may participate, at its own expense, in the defense of any Loss. If the indemnifying Party chooses to defend any Loss, the Indemnitee will make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

14) Miscellaneous

a) Notices. All notices permitted or required to be given under this Agreement will be in writing and delivered to the parties at their respective addresses set forth below by (i) hand delivery, (ii) nationally recognized overnight courier, (iii) first class mail, postage prepaid, OR (iv) facsimile transmission followed by any one of the methods stated above, and will be deemed to be effective the day of delivery by hand or overnight courier, the day of transmission if sent by facsimile, or three days after mailing if sent by mail:

          If to Athena:         athenahealth, Inc.
                                One Moody Street
                                Waltham, MA 02453
                                Attn: President
                                Tel: 781 642 8800
                                Fax: 781 642 8899

          If to Vision:         Vision Healthsource, Inc.
                                8000 Towers Crescent Drive
                                Vienna, VA 22182
                                Attn: Vardhman Jain, President
                                Telephone: (703) 847-3680
                                Facsimile. (703) 920-3859

          If to Healthsource:   Vision Healthsource India Private Ltd.
                                c/o Vision Healthsource, Inc.
                                8000 Towers Crescent Drive
                                Vienna, VA 22182
                                Attn: Vardhman Jain, President
                                Facsimile: (703) 920-3859

b) Counterparts. This Agreement may be executed in three (3) counterparts, each of which will be treated as an original.

c) Relationship of Parties. The Parties expressly acknowledge that Vision and Athena are independent contractors and nothing in this Agreement is intended nor will be construed to create an employer/employee, joint venture, agency or partnership relationship.

d) Waiver. The failure any Party to insist in any one or more instances upon the strict performance of any of the terms or provisions of this Agreement by another Party will not be construed as a waiver or relinquishment for the future of any such term or provisions, but the same will continue in full force and effect.

e) Assignments. This Agreement will be binding upon and inure to the benefit of the subsidiaries, affiliates, successors and permitted assigns of the Parties to this Agreement, provided that successors and assigns shall be governed by the provisions of this Section 14 e) which follow. Except as stated in Section 1 b) above, no Party may transfer, or otherwise assign this Agreement or any of its rights or obligations hereunder without the other Party's prior written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, a Party may assign this Agreement or its rights and obligations hereunder by merger or otherwise in whole or in part, without the consent of the other Parties, to any entity controlled by, controlling or under common control with it or to any entity which acquires (by merger, consolidation, stock or otherwise) all or substantially all of the assets of such party.

f) Entire Agreement, Amendment. This Agreement together with all exhibits hereto constitutes the entire Agreement between the Parties hereto with respect to the subject matter of this Agreement. This Agreement supersedes any and all agreements, either oral or written, between the Parties to this Agreement with respect to the subject matter of this Agreement. Except as otherwise expressly provided herein, this Agreement will not be modified in any manner except by an instrument in writing duly executed by an authorized representative of each Party.

g) Governing Law, Forum. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Delaware, exclusive of its conflict of law principles. The federal district court and the state courts in the State of Delaware will be the exclusive venue for any court proceedings between the Parties arising out of or in connection with this Agreement, and the Parties hereby submit to the jurisdiction of those courts for that purpose.

h) Jurisdiction. The federal district court and the state courts in the State of Delaware will be the exclusive venue for any court proceedings between it and Athena arising out of or in connection with the Agreement. Healthsource hereby submits to the jurisdiction of those courts for that purpose and irrevocably appoints Vision as its agent to receive service of any process in connection with any and all proceedings before those courts in connection with this Agreement.

i) Third Party Beneficiaries. Clients and/or customers of Athena as to whom Vision provides Services hereunder are not third party beneficiaries to this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands, all as of the day and year first above written.

VISION HEALTHSOURCE, INC.


By: /s/ Vardhman Jain
    ---------------------------------
    Vardhman Jain, President


ATHENAHEALTH, INC.


By: /s/ Anil Sitole
    ---------------------------------
    Anil Sitole, President


VISION HEALTHSOURCE INDIA PRIVATE LTD.


By: /s/ Vardham Jain
    ---------------------------------
    Vardham Jain, President

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    EXHIBIT A

                              PRICING AND SERVICES

This Pricing and Services Exhibit is attached to and made a part of the Agreement (the "Agreement") among athenahealth, Inc. ("Athena"), Vision Healthsource, Inc. ("Vision") and Vision Healthsource India Private Ltd. ("Healthsource") and is subject to the terms and conditions of the Agreement. In the event of any conflict between the provisions of the Agreement and the provisions of this Exhibit A, the provisions of Exhibit A shall govern; provided that nothing in this Exhibit A shall alter the terms of Sections 12 a) or 12 b) of the Agreement. Capitalized terms not otherwise defined herein will have the meaning given them in the Agreement.

1) Pricing

a) General. In return for the provision of the Services described in this Exhibit, Athena will pay Vision a monthly fee (pro-rated for any partial month) of the greater of: 1) the actual number of charges posted by Vision in the month multiplied by the unit price, reflecting the applicable Service Level as set forth in the chart immediately below or 2) the Monthly Price Floor for the month as defined in subsection (b) below.

                                   Unit Price per charge     Unit Price per charge posted
Number of Charges                posted subject to Service        subject to Service
posted per month                  Level 1 as defined below     Level 2 as defined below
-----------------                -------------------------   ----------------------------
0 - 125,000 Charges                         $*                            $*
125,001 - 250,000 Charges                   $*                            $*
250,001 - 500,000 Charges                   $*                            $*
500,001 - 1,000,000Charges                  $*                            $*
Greater than 1,000,000 Charges              $*                            $*

b) Monthly Price Floor. Except as provided in subsection (c) below, the Monthly Price Floor for a given month (Month A) will be the greater of the following four amounts: (i) 75% of the actual charge volume for the immediately preceding month (Month A Minus One) times the relevant Unit Prices in the chart above applied to the service level specified for each customer for Month A Minus One as set forth below; (ii) 50% of the actual charge volume for the month immediately before the preceding month (Month A minus two) times the relevant Unit Prices in the chart above applied to the service level specified for each customer for Month A Minus 2 as set forth below; (iii) 25% of the actual charge volume for the month immediately preceding the month before the preceding month (Month A Minus Three) times the relevant Unit Prices in the chart above applied to the service level specified for each customer for Month A Minus Three as set forth below; or (iv) 75% of the Monthly Estimated Charge Volume (as defined below) times the relevant Unit Prices in the chart above applied to the service level specified for each customer for Month A as set forth below.

c) Monthly Price Floor After Notice of Termination,. If the Agreement is terminated by Athena not for cause under Section 3(c) of the Agreement, then notwithstanding the provisions of subsection (b) above, the Monthly Price Floor in the month immediately following notice of termination will be the same as the Monthly Price Floor in the month preceding the termination notice and the Monthly Price Floor for each succeeding month will be reduced by a cumulative additional increment of 25% of that original figure until it is zero. By way of example and not by way of limitation, if notice of termination is given at the end of March, the Monthly Price Floor for April will the same as that in March, the Monthly Price Floor for May will be 75% of the March figure, the Monthly Price Floor for June will be 50% of the March figure, the Monthly Price Floor for July will be 25% of the March figure and the Monthly Price Floor for August and thereafter will be zero. Notwithstanding the foregoing, the Monthly Price Floor in any month in which this Agreement terminates before the end of the month will be prorated to the portion of the month that precedes the termination. If Athena terminates the Agreement for cause or if Vision terminates the Agreement not for cause, then the Monthly Price Floor will be zero for all Services provided after the date of the termination notice.

d) Monthly Estimated Charge Volume,. On or before the seventh business day of each calendar month, Athena will provide to Vision in writing a rolling three
(3) month volume forecast of the number of providers and charges it expects for each of the three months included in the forecast. That volume forecast may be changed and amended by Athena at any time provided that the portion of that volume forecast for the next following month will be termed the "Monthly Estimated Charge Volume" and will not be changed or amended following the end of the seventh business day of the month preceding the month to which it applies. Athena will also provide to Vision a written specification by customer, at least two (2) months in advance, of the Service Level under which each customer's charges will be processed in a given month.

2) Services.

a) Vision will provide payment posting services whereby records of charges, consisting of line items for which payment is sought in claims, will be matched against payment and denial data on explanations of benefit ("EOB") and other documentation. Data will then be entered to complete agreed formats (that are consistent with formats in use between the Parties prior to this Agreement and any that are mutually established subsequently), to record EOB data against each appropriate charge. Both the claims data and the EOB documentation will be provided by Athena in electronic form using an agreed upon data transfer protocol in agreed formats, consistent with formats in use between the Parties prior to this Agreement. Vision will perform its work on a semi-on line model, which model requires Vision to employ an offline application to accept both claims data and the entered matched data. The completed data from the application will then be provided to Athena using an agreed data transfer protocol in a format specified by Athena (consistent with formats in use between the Parties prior to this Agreement) suitable to be imported back into Athena's billing system.

b) Vision will cooperate with Athena in establishing necessary protocols for communicating necessary data to and from Vision via the Internet or any protocol acceptable to both parties, enabling the matched information to be entered in the database of Athena located at Athena's offices.

c) Vision will make available on a daily basis to Athena, in writing or electronic format, the following reports consistent with the report formats in use between the Parties prior to this Agreement:

i.   Batches Receipt Confirmation Report;

ii.  Data Entry Completion Report; and

iii. Problem Report.

d) Vision will provide training to the staff of Athena so that such staff is knowledgeable in the methods needed to be put into place for the services of Vision to be performed successfully and both parties will make personnel available at a time mutually agreeable to both parties.

e) Vision will pay for all materials and supplies required in the performance of its obligations under this Agreement. In addition, Vision will provide for the development that Vision and Athena mutually deem necessary for the proper tracking of the data being transferred to Vision's facility.

f) Vision will perform regular reviews of the work it performs and has performed for Athena under this Agreement to confirm the accuracy of such work. In the event that Vision discovers any compliance problem in the course of such reviews, the matter will be subject to Paragraph 2 (i) immediately below and Vision will take appropriate corrective measures it deems required in accordance with Vision's compliance plan. Vision will promptly notify Athena of any such compliance problem and of the measures taken.

g) Vision and Healthsource will cooperate fully with Athena in defending any audit, lawsuit, or recoupment action by any patient or third-party payer by providing documentation, information and testimony as reasonably required consistent with advice from their legal counsel. Athena will compensate Vision and Healthsource for the time and effort of Vision and of Healthsource in such cooperation at reasonable rates, provided that such rates are not greater than Vision's and Healthsource's regular charges for the time and expenses of applicable personnel in the ordinary course of their businesses and provided that Athena will not compensate Vision or Healthsource for their cooperation in the foregoing audits, lawsuits or recoupment actions if such audits, lawsuits or recoupment actions are materially caused by acts or omissions of Vision or Healthsource.

h) Athena will cooperate fully with Vision and Healthsource in defending any audit, lawsuit, or recoupment action by any patient or third-party payer by providing documentation, information and testimony as reasonably required consistent with advice from its legal counsel. Vision and Healthsource will compensate Athena for the time and effort of Athena in such cooperation at reasonable rates, provided that such rates are not greater than Athena's regular charges for the time and expenses of applicable personnel in the ordinary course of its business and provided that Vision and Healthsource will not compensate Athena for its cooperation in the foregoing audits, lawsuits or recoupment actions if such audits, lawsuits or recoupment actions are materially caused by acts or omissions of Athena.

i) Vision will notify Athena promptly if it discovers credible evidence that data or documentation furnished to it as to any Athena customer or client is materially inaccurate or may otherwise result in overpayment to such customer or client. In addition to any other right that Vision may have under this Agreement, Vision may suspend the provision of services for any client or customer of Athena upon its discovery of creditable evidence that the data or documentation furnished to Vision for such customer or client may result in a potential regulatory non-compliance, provided that Vision will promptly enter discussion with Athena to confirm whether or not the actions will result in regulatory non-compliance and to determine in good faith the measures that can be taken, of any, to avoid such situation in the future; and, Vision will promptly resume the provision of services with respect to the client or customer if the actions precipitating the suspension of services will not result in regulatory non-compliance or if in the exercise of good faith Vision reasonably determines that such actions have been corrected and are unlikely to be repeated in the future.

3) Athena Responsibilities. Athena is responsible for the delivery of legibly scanned electronic files, electronically legible data and all other necessary practice data to permit posting (in a format that is consistent with format in use between the Parties prior to this Agreement and any that are mutually established subsequently) at Athena's sole cost and expense. Vision's obligations to perform the Services is conditioned upon provision by Athena of data in reasonable form and substance to permit performance of the Services as described in this Agreement; and, Athena is responsible for the substance of all information it provides to Vision, except to the extent that such substance is altered by Vision.

4) Service Standards. Vision will perform the services in accordance with the standards set forth below. The invoice adjustments set forth below shall be applied in the event that these standards are not met. All such adjustments will be clearly labeled as such on the relevant invoice. Such invoice adjustment will be the exclusive monetary remedy of Athena with respect to violation of such standards, except if Vision fails to correct known, material posting errors promptly or if Athena notifies Vision of Athena's waiver of an adjustment in connection with a failure to meet such standards not later than ten (10) business days after receipt of the relevant invoice containing the adjustment and provided that such limitation of remedy will not apply in the event that a breach or default is part of a persistent or recurring pattern of failure to meet such standards and Athena has notified Vision of such persistent or recurring pattern, listing the events that constitute the pattern.

a) Service Levels.

i) Posting Completion. Data for posting provided by Athena under this Agreement will be processed by Vision (or by Healthsource to the extent that Vision subcontracts with it to perform some or all of the Services) under one of two Service Levels. Service Level I requires Vision to complete 95% of charge postings within 12 hours of receipt and 99% of charge postings within 36 hours of receipt. Service Level 2 requires Vision to complete 95% of charge postings within 36 hours of receipt and 99% within 60 hours of receipt. All references to "receipt" are to actual receipt by Vision of all required information in a manner that conforms to the specifications of this Agreement. The drop-off time will be 9:00 p.m. eastern standard time for Athena to have files ready for pick up (electronically) by Vision and 9:00 am eastern standard time for Vision to drop-off (electronically) the completed (i.e. posted) file to Athena.

ii) Daily Volume. Service Levels will be applied to the number of charges received by Vision from Athena on a (U.S.) daily basis up to a maximum of the Estimated Charge Volume for the relevant month (as specified in Athena's designation of Service Level by customer associated with that Estimated Charge Volume for that month) divided by the number of weekdays in that month exclusive of United States Federal Holidays, plus 30% (20% for claims subject to Service Level 1). Any charges in excess of this maximum will be counted first in the charges to which the relevant Service Level will be applied in the daily maximum of the next day.

iii) Invoice Adjustment. If Vision fails with respect to the charges received by it for posting in a given (U.S.) day to meet the Service Level as applied to those charges as specified in Athena's designation of Service Level by customer associated with that Estimated Charge Volume for the relevant month, Vision will credit to Athena for that month an amount equal to the number of charges received that day (as defined in the "daily volume") times the relevant unit charges times 0.25 and will provide an additional credit of the same amount for each additional 24 hour period in which the relevant Service Level remains unmet with respect to such charges.

b) Accuracy of Posting. Without limitation of Athena's remedy as otherwise provided in this Agreement, Vision will promptly correct any material posting errors or deficiencies in its posting process of which it is notified by Athena. A material posting error shall be a posting error by Vision that causes a materially inaccurate record to be produced or that results in a compliance problem. Without limitation, missing, incomplete or incorrect claim or charge information, claim ID number, date of service, code, amount billed, payment, transfer, adjustment or kick-code as compared against the data originally provided by Athena, will be considered a material error. Posting operations that are not completed because of illegible, missing or incomplete information in the data provided by Athena or that are otherwise attributable to a failure of Athena to comply with this Agreement will not be considered material errors if proper electronic notation is made by Vision of the issue in the data as posted or otherwise promptly called to the attention of Athena in writing. In the event a notification of a posting error is disputed in good faith by Vision, notice will promptly be provided to Athena by email to the Communication Contact identified in Section 1d) and the parties will promptly work, through their respective Communication Contacts, to resolve the dispute in good faith, provided that this process will not relieve Vision from the obligation in the first sentence in this paragraph.

i) General Sampling. Athena may from time to time sample the accuracy of the Services by reviewing a monthly sample of not less than 200 of the charges posted for the month. The sample will not be focused by charge type, EOB data type, region, poster or customer, but may in Athena's discretion be focused by date and, without limitation, a sample chosen on the basis of 3 or more days in the month, will be sufficient to be a general sample.

ii) Focused Sampling. In response to customer complaints or issues or where Athena has a good faith reason to believe that posting accuracy is not meeting standards in particular respects, Athena may also in its discretion review focused samples on a monthly basis of charges by region, customer, charge type, EOB data type, or poster or such other reasonable focused criteria as Athena may employ.

iii) Errors. In the event that sampling by Athena discloses an error rate of more than 5%, Athena will notify Vision in writing or by e-mail including explanation of its findings sufficient for verification by Vision, and Vision and Athena will discuss the results and the manner in which Vision will correct any deficiencies. The Parties will also discuss in good faith whether and how additional sampling should be performed to verify sample results.

iv) Sampling to Establish Error Rate in Event of Disputed Deficiency. Within 30 days of the execution of this Agreement, the Vision and Athena will establish mutually agreed protocols for monthly general and focused sampling that will be reduced to writing, signed and attached to this Exhibit A. Until Vision and Athena agree upon such protocols, sampling that selects a statistically valid, random sample within the established category of sample items for the established time period will be deemed to be the accepted protocols. If Vision disputes a deficiency in error rate then it must so notify Athena within 10 days of after it receives notice of the deficiency. In the event of such dispute, Vision and Athena will each be entitled to present to the other within the next 10 days a single sample meeting the protocols, together with detailed information to permit verification by the other of the manner in which the sample was selected; and, the error rate for the applicable period will be the average between the two error rates of such samples, provided that if only one sample meeting the protocols is presented within those ten days, then the error rate in that sample will control.

v) Invoice Adjustment. If the posting error rate in any general or focused sample as determined pursuant to this Section 5(b) exceeds 5%, then in addition to correction of the posting errors identified Vision will credit to Athena for that month an amount equal to the percentage difference between the error rate and 5%, times the applicable Error Factor (as defined below) times (in the case of error disclosed in a general sample, including but not limited to a sample showing an error rate in any three or more days in the month) the total Vision charges assessed in that month or times (in the case of a focused sample) the total Vision charges for posting of the type reviewed in the sample. The Error Factor will be calculated as follows: if the error rate all general and focused samples relating to a month are less than 7% then the Error Factor for the month will be 2; if the error rate established by either general or focused sample is equal to or greater than 7%, but no error rate established by any sample is equal to or greater than 9% then the Error Factor for the month will be 5; if any sample establishes an error rate equal to or greater than 9%, then the Error Factor for the month will be 10.

5) Re-evaluation of Volume Levels. Quality Guidelines and Associated Price Adjustments. No later than January 31, 2003 the Parties will initiate and conduct discussions in good faith and with reasonable promptness to reassess the accuracy and methodology of estimation of volume levels and error and lateness rates as set forth in Sections 4(a) and (b) of this Exhibit A in light of the experience of the Parties under this Agreement to that date. During those discussions, the Parties will attempt in good faith to reach additional agreement on amended levels for the Monthly Price Floor, invoice adjustments in the event of failure to meet volume requirements, sampling for errors and invoice adjustments based upon such sampling and also to agree upon any change in or addition to the methodology of calculations set forth in this Exhibit A that such amendment reasonably entails. Any such amendment that is mutually acceptable to the Parties will be signed by the Parties and incorporated in this Agreement as an amendment to this Exhibit A. In the event that a Party has attempted on good faith to reach such amendment but has been unable to do so by January 31, 2003, then within 60 days after that date it may notify the other Party in writing of its intention to terminate this Agreement effective no more 180 days and not less than 90 days after the date of such notification. During such period as set out in such notification, the notifying Party will make itself reasonably available for good faith discussion with the other Party to attempt to avoid termination by reasonable agreement acceptable to both Parties and will at the reasonable request of such other Party make one or more of its senior executives available for direct discussion with one or more executives of similar senior level in such other Party in an attempt to determine whether an acceptable agreement avoiding termination may be reached. The notification of termination may be cancelled or extended by written agreement of the Parties.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                 Amendment No. 1
                                       To
                               Services Agreement

Vision Business Process Solutions, Inc. f/k/a Vision Healthsource, Inc. ("Vision"), Vision Healthsource India Private Ltd. ("Healthsource") and athenahealth, Inc. ("Athena") enter into this Amendment No. I ("Amendment"), effective October 13, 2004 ("Amendment Effective Date") to the Services Agreement, dated December 9, 2002 (the "Agreement") between such parties, on the following terms. Capitalized terms used in this Amendment shall have the same meaning as in the Agreement.

As of the Amendment Effective Date, the parties hereto agree to make the following changes to the Agreement:

1. The table in Section l (Pricing) of Exhibit A (Pricing and Services) is replaced with the following table, THIS TIERED PRICING WILL HAVE EFFECT FROM JANUARY 1 2003.

                             UNIT PRICE PER CHARGE POSTED    UNIT PRICE PER CHARGE POSTED
NUMBER OF CHARGES           SUBJECT TO SERVICE LEVEL 1 AS   SUBJECT TO SERVICE LEVEL 2 AS
POSTED PER MONTH                    DEFINED BELOW                   DEFINED BELOW           AVERAGE
-----------------           -----------------------------   -----------------------------   -------
0 - 125,000 Charges                      $*                              $*                   $*
125,001 - 250,000 Charges                $*                              $*                   $*
250,001 - 500,000 Charges                $*                              $*                   $*
500,001-1,000,000                        $*                              $*                   $*
Greater than 1,000,000                   $*                              $*                   $*

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

2. A new Section e), Monthly Invoice Discount, is added to Section 1 (Pricing) of Exhibit A (Pricing and Services) as follows:

2. "e) Monthly Invoice Discount. Vision will discount each monthly invoice in accordance with the table below ON A FLAT BASIS, WITH EFFECT FROM SEPTEMBER 1 2003.

        PAYMENT POSTING                     AR FOLLOW UP
-------------------------------   -------------------------------
  MONTHLY INVOICE    DISCOUNT %     MONTHLY INVOICE    DISCOUNT %
------------------   ----------   ------------------   ----------
     $* to $*            *%            $* to $*            *%
     $* to $*            *%            $* to $*            *%
     $* to $*            *%            $* to $*            *%
     $* to $*            *%            $* to $*            *%
     $* to $*            *%            $* to $*            *%
     $* to $*            *%            $* to $*            *%
        $*               *%               $*               *%

Except as set forth herein, all other terms and conditions of the Agreement remain in full force and effect.

Vision Business Process Solutions, Inc.


By: /s/ Vardham Jain
    ---------------------------------
[name]
       ------------------------------
       President

Athenahealth, Inc.


By: /s/ L. Elizabeth Seeley
    ---------------------------------
[name]
       COO


Vision HealthSource India Private Ltd.


By: /s/ Vardham Jain
    ---------------------------------
[name]
       ------------------------------
       President

                                SECOND AMENDMENT
                                       TO
                               SERVICES AGREEMENT

THIS SECOND AMENDMENT TO SERVICES AGES ("Amendment"), dated as of March 8, 2005 (the "Amendment Effective Date"), is between Vision Business Process Solutions, Inc., a Delaware corporation (f/k/a Vision Healthsource, Inc.) with a principal place of business at 8000 Towers Crescent Drive, Suite 1350, Vienna, VA ("Vision"), Perot Systems Business Process Solutions India Private Limited, a private limited company organized under the laws of India (f/k/a Vision Healthsource India Private Ltd.), with a principal place of business at DP110 (Second Phase) F-19, Industrial Estate, Ambattur, Chennai, 600 058, India ("Healthsource"), and athenahealth, Inc., a Delaware corporation with a principal place of business at One Moody St., Waltham, MA 02453 ("Athena"). Vision and Healthsource are collectively referred to in this Amendment as "Perot Systems".

WHEREAS, Perot Systems and Athena are Parties to that Services Agreement dated December 9, 2002 (the "Agreement"); and

WHEREAS, Perot Systems and Athena desire to amend the Agreement to modify the scope of the services provided by Vision and Healthsource to Athena under the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed to them in the Agreement.

2. Section 1)a) of the Agreement is amended in its entirety to read as follows:

     a) Service to be Provided. Under the terms and subject to the conditions and obligations of this Agreement, Perot Systems will provide, and Athena hereby accepts, the services described in Exhibit A and the services described in any Task Order executed by the Parties from time to time (the "Services")

3.   Section 12)c) is added to the Agreement, the text of which is as follows:

     c) With respect to all claims, actions and causes of action arising out of, under or in connection with Task Order No. 1, Task Order No. 2 and/or any subsequent task order under this Agreement, regardless of the form of action, whether in contract or tort (including negligence, strict liability or otherwise) and whether or not such damages are foreseen, Perot Systems' collective liability will not exceed, in the aggregate, two times the total amount actually paid to Perot Systems by Athena under the applicable Task Order during the 12-month period immediately preceding the date that the claim, action, or cause of action arose out of under or in connection with this Agreement_ The foregoing limitation in this Section 12)c) will not apply to the extent that claims, actions and causes of action arise out of, under or in connection with the obligations in Section 7 of the Agreement, as amended.

4. Clauses 13)a)(ii) and 13)b)(iv) will be of no effect, and the respective Party will have no rights or obligations under either of those clauses, with respect to claims, losses, actions, liabilities, demands or damages to the extent that these arise out of obligations set forth in Task Order No. 1, Task Order No. 2 and/or any subsequent task order under this Agreement. The foregoing limitation will not apply to the extent that claims, losses, actions, liabilities, demands or damages arise out of, under or in connection with the obligations in Section 7 of the Agreement, as amended.

5. Task Order Nos. 1 and 2, which are attached to this Amendment, are incorporated into and made part of the Agreement as of the Amendment Effective Date.

6. Section 7 of the Agreement is amended to add the following additional subsections q) through t):

     q) To the extent that in connection with this Agreement Perot Systems receives or has access to health information sourced from or provided by the State or New York or any agency thereof, they agree to be in compliance with the New York State AIDS/mV Related Confidentiality Restrictions Notice hereinafter staled:

          "This information has been disclosed to you from confidential records, which are protected by state law. State law prohibits you from making any further disclosure of this information with out the specific written consent of the person to whom it pertains, or as otherwise permitted by law. Any unauthorized further disclosure in violation of state law may result in a fine or jail sentence or both. A general authorization for the release of medical or other information is not sufficient authorization for further disclosure."

     Perot Systems further agrees not to disclose Medicaid Confidential Data as defined under statues or regulations of the State or New York without prior written approval of the New York State Department of Health Office of Medicaid Management.

     r) To the extent that in connection with this Agreement Perot Systems receives or has access to eligibility data from Medicare or any Medicaid Program, Perot Systems will each restrict its access to such Medicaid and Medicare eligibility data to the sole purpose of verification of patient eligibility for Medicaid and Medicare benefits respectively where the patient has requested such payment for medical services.

     s) Capitalized terms used in this Section 6s), but not otherwise defined, shall have the same meaning as those terms in 45 CFR Section 160 through 164. For the purposes of this Agreement "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended and as such may be further amended from time to time, including all final rules and regulations promulgated thereunder. In addition to and without diminishing its other obligations under this

          Agreement with respect to privacy, security and confidentiality, Perot Systems will:

          i. With respect to a facility owned or leased by or on behalf of Perot Systems where it creates, receives, maintains or transmits Pill on behalf of Athena, Perot Systems shall implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of protected health information ("PHI");

          ii. Establish and enforce appropriate clearance procedures and supervision to assure that its workforce follows the requirements of the Agreement consistent with the requirements of HIPAA;

          iii. Act immediately and effectively to terminate access to PHI by any of its staff upon that person's termination or reassignment;

          iv. Provide appropriate training for its staff to assure that its staff complies with its obligations consistent with the requirements of HIPAA;

          v. Implement appropriate disposal and reuse procedures with respect to documents and equipment to protect PHI consistent with the requirements of HIPAA;

          vi. Implement appropriate authentication and access controls to safeguard PHI consistent with the requirements of HIPAA;

          vii. Use appropriate encryption when it transmits PHI electronically;

          viii. Report promptly to Athena any security incident and any use or disclosure of PHI not provided for in this Agreement;

          ix. Not store PHI beyond periods necessary to perform work under the Agreement and to conduct reasonable troubleshooting and quality control checking in connection with performance of such work;

          x. Maintain a formal program to comply with privacy and security requirements, including written policies;

          xi. Maintain a full time privacy officer on location in Perot Systems' facility located in Chennai, India;

          xii. Provides for review by a fully dedicated quality assurance team of systems and processes and regular audits of compliance, including external audits;

          xiii. Not perform or allow performance of any work under the Agreement other than on Perot Systems company premises and ensure that such facilities are guarded on a 24 hour a day basis and access to them is controlled by key cards and posted guards or similar protection;

          xiv. Restrict entry into work processing areas by proximity cards or similar protection; and,

          xv. Restrict employee access to the Internet, e-mail, and removable media to deter removal of PHI from Perot Systems' premises.

     t) For purposes of this Agreement, the "athenaNet(R) System" means the multi-user physician practice management and office workflow system made available by Athena on an ASP basis, without charge, to Perot Systems for its use and access solely to provide the Services. The athenaNet(R) System shall include, but not be limited to software applications, associated databases and associated technology assembled or created by and made available by Athena as part of athenaNet(R) System to enable system access and functionality; screens, functions, and formats for organizing or presenting data and data made available by Athena as part of the athenaNet(R) System; and, manuals, specifications, instructions and training provided by Athena in connection with the athenaNet(R) System, whether written or otherwise.

          i. Perot Systems will not access or use the athenaNet(R) System or any other electronic system of Athena other than in compliance with the procedures and policies that Athena shall provide to Perot Systems from time to time.

          ii. To the extent that any electronic system at Athena is licensed to it by a third party, then Perot Systems will not access or use such system other than in compliance with such license, and Athena will provide the terms and restrictions of such license to Perot Systems upon its request. Athena shall secure Perot Systems the right to access and use any such third party system or software and Athena shall pay any fees associated with such access.

          iii. Perot Systems will not knowingly, directly or indirectly, export or transmit (i) any software, application, access to any Athena systems or any related documentation or technical data or (ii) any product (or any part thereof), process, or service that is the direct product of any service under this interim agreement in or to the People's Republic of China, Afghanistan, Iraq or any group Q, S, W, Y or Z country specified in Supplement No. I of
               Section 770 of the United States Export Administration Regulations or to any other country to which such export or transmission is restricted by such regulation or statute, without the prior written consent, if required, of the Office of Export Administration of the United States Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission. In addition, and without limitation of the foregoing, Perot Systems will not knowingly, directly or indirectly, export or transmit any of the foregoing to any country other than as required to perform the Services.

          iv. Perot Systems will not access or use any Athena system, application or functionality unless and to the extent requested by Athena in writing for purposes of performing Perot Systems' obligations under the Agreement. No access to or use of Athena systems, applications or functionality is transferable to a third party by Perot Systems, provided Perot Systems may transfer access or use of such systems, application or functionality to a wholly-owned affiliate of Perot Systems, solely to the extent required to perform the Services.

          v. In accessing or using the athenaNet(R) System, Perot Systems will not (i) make such access or use in connection with provision of any services to any third party; (ii) make such access or use other than through and by their own employees who are registered with Athena individually as authorized users thereof; (iii) make such access or use other than by electronically secure means and methods approved in advance in writing by Athena and only by the use of unique and confidential passwords applied to each individual user; (iv) resell, lease, encumber, sublicense, distribute, publish, transmit, provide such access or use to any third party in any medium whatsoever; (v) make such access or use on any public system or multiple computer or user arrangement or network accessible by anyone except Athena and Perot Systems;
               (vi) derive specifications from, reverse engineer, reverse compile, disassemble, or create derivative works based on Athena systems, applications; (vii) copy data or screens except on an occasional basis as necessary to accomplish its work or, (viii) knowingly input or post through or to the athenaNet(R) System Athena any content that is illegal, threatening, harmful, lewd, offensive or defamatory or that infringes the intellectual property rights, privacy rights or rights of publicity of others or that contains any virus, worm, Trojan Horse or other mechanism to damage or impair the operation of Athena systems, software or hardware or the systems, software or hardware of others or to grant unauthorized access to any data or system.

          vi. Perot Systems will not make or operate or permit operation of any copy of any elements of Athena systems, applications or functionality except as explicitly authorized by Athena in writing. If and to the extent that Perot Systems makes or operates any copy of Athena systems, applications or functionality, such copy will belong exclusively to Athena and will be located only upon a server to which Athena is the sole owner of the root password; and, Perot Systems will not restrict or permit restriction of electronic or physical access of Athena to such server.

          vii. In accessing or using Athena systems, Perot Systems will not order, review, access or use any data in excess of that reasonably necessary for it to perform the work it its obligated to do under the Agreement.

          viii. Perot Systems limit access to and use of the athenaNet(R) System by its personnel to appropriate and secure levels. Perot Systems is responsible for the actions of individuals to which Perot Systems grants access to the athenaNet(R) System. If Perot Systems or any Perot Systems employee discloses a password to an unauthorized person, Perot System is validating the identity and authority of such person to act on its behalf as to any access or use of the athenaNet(R) System with that password and will be responsible for such access and use. Perot Systems will notify Athena immediately if it becomes aware of any unauthorized use of any athenaNet(R) System username or password, and will take reasonable steps with Athena to shut off access by the individual associated with such username and associated password.

7. Subject only to the modifications expressly set forth in this Amendment, the Agreement is hereby ratified and affirmed by each Party, and shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which, taken together shall constitute this Amendment.

The Parties, through their duly authorized representatives, have executed this Amendment effective as of the date first above written, whereupon it became effective in accordance with its terms.

VISION BUSINESS PROCESS SOLUTIONS,      PEROT SYSTEMS BUSINESS PROCESS SOLUTIONS
INC.                                    INDIA PRIVATE LTD.


By: /s/ Vardhman Jain                   By: /s/ Vardhman Jain
    ---------------------------------       ------------------------------------
Name: Vardhman Jain                     Name: Vardhman Jain
Title: President                        Title: President
Date: 4/13/05                           Date: 4/13/05


ATHENAHEALTH, INC.


By: /s/ L. Elizabeth Seeley
    ---------------------------------
Name: L. Elizabeth Seeley
Title: COO
Date: 4/13/05

                                 AMENDMENT NO. 3
                                       TO
                               SERVICES AGREEMENT

This Amendment No. 3 (the "AMENDMENT") to the Services Agreement dated December 9, 2002, read in conjunction with the Amendment No. 1 dated October 13, 2004 and Amendment No. 2 dated March 8, 2005, (together, the "AGREEMENT") is entered into on this 12th day of APRIL 2006 (the "AMENDMENT EFFECTIVE DATE").

BY AND AMONGST

1. VISION BUSINESS PROCESS SOLUTIONS, INC., (formerly known as `Vision Healthsource, Inc.'), a Delaware Corporation, having its principal place of business at 2300, West Plano Parkway, Piano, Texas 75075, hereinafter referred to as "VISION", which expression shall, unless repugnant to the context or meaning, mean and include its successors and permitted assigns; and

2. PEROT SYSTEMS BUSINESS PROCESS SOLUTIONS INDIA PRIVATE LIMITED (formerly known as `Vision Healthsource India Private Ltd.'), a company incorporated under the laws of India and having its principal place of business at A9, 1st Main Road, Arnbattur Industrial Area, Chennai - 600 058, hereinafter referred to as "HEALTHSOURCE", which expression shall, unless repugnant to the context or meaning, mean and include its successors and permitted assigns; ON THE ONE HAND and

3. ATHENAHEALTH, INC., a Delaware Corporation, having its principal place of business at One Moody St. Waltham, MA 02453, hereinafter referred to as "ATHENA", which expression shall, unless repugnant to the context or meaning, mean and include its successors and permitted assigns; ON THE OTHER HAND

Vision and Healthsource are collectively referred to in this Amendment as "PEROT SYSTEMS".

WHEREAS Perot Systems and Athena are parties to the Agreement; and

WHEREAS Perot Systems and Athena desire to amend the Agreement in accordance with the terms of this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed to them in the Agreement.

2.   Clause (3) ATHENA RESPONSIBILITIES - OF EXHIBIT A TO THE AGREEMENT:

     Clause (3) - Athena Responsibilities of Exhibit A to the Agreement shall be amended in its entirety to read as follows:

     "Athena is responsible for the delivery of legibly scanned electronic files, electronically legible data and all other necessary practice data to permit posting (in a format that is consistent with format in use between the Parties prior to this Agreement and any that are mutually established subsequently) at Athena's sole cost and expense. In addition to the above, Athena may, from time to time, instruct in writing to Vision to either delay the processing or to put on hold the processing of one or more charge batches (the "A-Batches on Hold"). Further, if a batch provided by Athena to Vision is illegible or incomplete or Athena fails to supply necessary information concerning the batch and if Vision is therefore not able to post the batch, then Vision may put on hold the processing of the batch (the "V-Batches on Hold") provided that it so informs Athena by e-mail to Communication Contact identified in section 1 (d) within 48 hours of first receipt by Vision stating the reason for the hold and provided that Vision will immediately remove the hold if and when Athena provides or corrects the necessary information (The term necessary information, shall include all the relevant information to be provided by Athena to Vision to process the batches. The said A-Batches and V-Batches on hold shall be processed according to the Service Levels herein referred to in Clause 4 (a) (i) of this Amendment). A-Batches on Hold and V-Batches on Hold are together hereinafter referred to in this Amendment as "Batches on Hold". Athena is responsible for the substance of all information it provides to Vision, except to the extent that such substance is altered by Vision".

3.   CLAUSE 4 (A) (I) - POSTING COMPLETION:

     Clause 4 (a) (i) - Posting Completion of Exhibit A to the Agreement shall be amended in its entirety to read as follows:

     "Data provided by Athena under this Agreement will be posted/processed by Vision (or by Healthsource to the extent that Vision subcontracts with it to perform some or all of the Services) under one of the two below mentioned Services Levels, as instructed in writing by Athena at the time of providing the data to Vision. Service Level 1 requires Vision to complete 98% of the charge postings within 12 hours of receipt and 100% of the charge postings within 36 hours of receipt. Service Level 2 requires Vision to complete 95% of the charge postings within 36 hours of receipt and 100% within 60 hours of receipt. All references to "receipt" are to actual receipt by Vision of all required information in a manner that conforms to the specifications of this Agreement. The drop-off time will be 10:00 p.m. eastern standard time for Athena to have files ready for pick up (electronically) by Vision and 10:00 a.m. eastern standard time for Vision to drop-off (electronically) the completed (i.e., posted) file to Athena. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, the charges that have been placed in the Batches on Hold shall be excluded for the purposes of calculating Vision's Service Levels under this Agreement. Provided further that charges in A-Batches on Hold shall be posted/processed by Vision only after receipt of fresh instructions from Athena along with instructions on Service Levels herein referred above under which Vision shall be required to post/process the data in the relevant A-Batches on Hold. Upon receipt of sufficient corrected and legible information to permit posting/processing by Vision with respect to any V-Batch on Hold, Vision will confirm such receipt to Athena by e-mail to Communication Contact identified in section 1 (d) within 12 hours, and Athena will thereafter instruct the Service Levels herein referred above under which Vision shall be required to post/process the data in such V-Batch on Hold.

Clause 4(b) Accuracy of Posting of Exhibit A is deleted in its entirety and replaced with the following:

4 (B) ACCURACY OF POSTING

(i) Specifications. Within a period of 60 days from the execution date of this Amendment, the parties shall document a mutually agreeable specification for posting actions. Such specification may be amended by Athena from time to time with the written consent of Vision, provided that such consent will not be unreasonably withheld. During the 30 days following proposal of a specification amendment by Athena, the parties will discuss in good faith additional pricing to cover Vision's incremental costs for those specification changes that increase the cost of Vision to provide posting services under this Agreement, and Vision will not be required to consent to those specification changes in the absence of written agreement on pricing to cover its incremental costs. If both Athena and VBPS are unable to agree to the amount of incremental costs in connection with a specification amendment, either party may request the matter be resolve by an "Expert" under Section 4(b)(ix)(E) below.

(ii) Sampling Methods. In addition, within a period of 60 days from the execution date of this Amendment, the parties shall document two mutually agreeable and statistically valid methods of sampling for posting errors that are consistent with industry practice - a method that is agreed to be appropriate to determine accuracy of Vision's posting overall on a monthly basis against the specifications agreed above for purposes of Monthly Overall Accuracy Review (as set forth in Section 4(b)(v) below), and a method that is agreed to determine accuracy of specific types or aspects of posting against the specifications agreed above for purposes of Focused Accuracy Review (as set forth in Section 4(b)(vi) below).

Athena may develop and provide documents from time to time explaining in detail alternative or proposed sampling methodologies that Athena wishes to use in connection with Section 4(b) (v), (vi) or (vii) below and that Athena believes in good faith are reasonably designed to determine whether errors or patterns of error exist, for Vision's review.

(iii) Posting Errors Defined. For purposes of this Section 4(b), posting errors are defined as variances from the applicable specification established as set forth above. A material posting error shall be a posting error by Vision that causes a materially inaccurate record to be produced, that is likely to cause or require either Athena or its customers to undertake material additional work or that results or that will likely result in a material compliance issue for Athena or its customers. Without limitation, missing, incomplete or incorrect claim or charge information, claim ID number, date of service, code, amount billed, payment, transfer, adjustment or kick-code as compared against the data originally provided by Athena, will be considered a material error. The specifications reference in Section 4(b)(i) above will contain directions for Vision action in the event that data that it receives from Athena is illegible, missing or incomplete in such a way as to practically prevent normal posting or is insufficient for normal posting and the usage of which may result in a posting error or material posting error. Although it will not be considered a material error for Vision to fail to complete normal posting requirements with respect to such data, it will be a material error for Vision to fail to take action in conformity with the specification relating to such data and to fulfill normal posting requirements upon receipt of correct and accurate information from Athena in respect of such incomplete, illegible, missing or insufficient data, adequate for Vision to discharge its obligations of posting. Neither Party to the Agreement will be in default or be penalized for a failure to perform obligations that is caused by the failure of the other party to perform its own obligations under the Agreement.

(iv) Individual Posting Errors. If Athena reasonably believes that the correction of posting errors in individual posting entries can most efficiently be accomplished by Vision and if Vision has at its disposal all requisite means necessary so as to enable Vision to effectively make such correction, then, Athena may from time to time inform Vision by e-mail to the Communication Contact of material posting errors in specific individual posted items or files as set forth in the e-mail, no later than 60 days from the date of posting of the data in relation to which Athena has identified a material error and may request Vision to revise or modify its process to address such material posting error and to devise a mechanism to correct such material posting errors for all future posting of the data.

(v) Monthly Overall Accuracy Review. The purpose of the Monthly Overall Accuracy Review is to assess frequency of posting errors on a general, overall basis for a given month. Athena may, not more than once for any month in which the services are provided, provide Vision with results of a sampling for that month, done according to the method set forth in Section 4(b)(ii) above for Monthly Overall Accuracy Review within 60 days of the end of the subject month. The sampling will not be focused by charge type, EOB data type, region, poster or customer but may in Athena's discretion be focused on three or more days within the month. Such results will be provided, if at all, within 60 days of the end of the subject month, they will be communicated by e-mail to the Communication Contact, and Athena will provide Vision with a copy of a report detailing the data used, the method applied and the result obtained in connection with the sampling.

(vi) Focused Accuracy Review. The purpose of the Focused Accuracy Review is to assess the frequency of types of posting errors and errors with common types of causes by assessing posting for patterns of error for a given month within a period of 60 days from the completion of such month. Athena may from time to time inform Vision by e-mail to the Communication Contact of patterns of material posting errors identified by the sampling method set forth in Section 4(b) (ii) within 60 days of the end of the subject month. Athena will simultaneously provide Vision with a copy of a report detailing the data used, the method applied and the result obtained in connection with the pattern.

(vii) Customer Driven Accuracy Review. The purpose of the Customer Driven Accuracy Review is to assess and take appropriate action with respect to complaints of Athena's customers that relate to posting accuracy. If, within 60 days of the end of any month Athena informs Vision, by e-mail to the Communication Contact, that Athena has received one or more customer complaints that it believes in good faith can be resolved or addressed by identifying posting errors in that month based on criteria related to the complaint(s), if Athena provides documentation of such complaint(s) to Vision and if it states that it wishes to initiate a Customer Driven Accuracy Review, then the parties will confer in good faith to define mutually agreeable sampling methodology that is reasonably calculated to test for such errors and that is consistent with the principles employed in adopting the sampling methods under Section 4(b)(ii) above.

Within 20 days of agreement on a methodology, Athena will conduct the review using that methodology and notify Vision by e-mail to the Communication Contact of the results, together with a copy of a report detailing the data used, the method applied and the result obtained in connection with the review.

(viii) Action Steps.

(A) If Athena reasonably believes that the correction of posting errors in individual, specific posting entries can most efficiently be accomplished by Vision and if Vision has at its disposal all requisite means necessary so as to enable Vision to effectively make such correction, then at request of Athena made by e-mail to the Communications Contact, Vision will have a reasonable period to revise and correct such posting entries. However, if Athena requests or requires changes to Vision work process or systems in order to address error patterns disclosed in Monthly Overall Accuracy Reviews, Focused Accuracy Reviews, Customer Driven Accuracy Reviews or otherwise identified to it by Athena, then such changes will be governed under Section 4(b)(viii)(B) below.

(B) At the request of Athena made by e-mail to the Communication Contact, Vision will within 5 business day after receipt of such request either (1) implement effective changes in its processes and systems to eliminate future occurrence of a pattern identified in a Monthly Overall Accuracy Review, Focused Accuracy Review or Customer Driven Accuracy Review or (2) if such changes will increase the cost of Vision to provide posting services under this Agreement, provide Athena a written explanation of such changes and costs, and Vision will not be required to implement such changes in the absence of written agreement on pricing to cover its incremental costs. If there is an issue or disagreement that is the subject of timely discussion and process under Section 4(b)(ix) below relating to such pattern or costs, then Vision will not be required to implement such changes until the review and recommendation of the Expert is complete or an agreed resolution has been reached. In case of such issue or disagreement, Athena may still in writing request Vision for institution of effective changes, and Vision may accommodate the effective changes within 5 business days of such request. In addition to the above, if the changes required under this paragraph are substantial in nature, then Vision will complete the documentation update, training and implementation of the same within five (5) days from the date of request from Athena, provided the timelines are mutually agreed between both the parties at the time of change request.

(C) Vision will not assess fees to Athena for corrections made by Vision of specific posting errors in individual posting entries under Section 4(b)
     (viii)(A), provided however, that for corrective actions under that Section taken by Vision for any posting errors arising on account of (a) any inaccurate, incomplete or insufficient specifications provided by Athena to Vision in relation to the posting, and/or (b) any changes, modifications or alterations to the agreed specifications by Athena, Vision may charge Athena based on mutual agreement of the parties.

(D) If the posting error rate in any month disclosed by a Monthly Overall Accuracy Review or a Focused Accuracy Review properly calculated under the applicable method set forth in Section 4(b)(ii) above exceeds 2% of the total postings made for the relevant month, then in addition to any correction of posting errors required under Section 4(b)(viii)(A), Vision will credit to Athena for that month an amount equal to the percentage difference between the error rate and 2%, times the applicable Error Factor (as defined below) and times (in the case of error disclosed in a Monthly Overall Accuracy Review) the total Vision charges assessed in that month or times (in the case of a Focused Accuracy Review) the total Vision charges for posting of the type reviewed in the sample. The Error Factor will be calculated as follows: if the error rate in the Monthly Overall Accuracy Review and all Focused Accuracy Reviews relating to that month are less than 7% then the Error Factor for the month will be 2; if the error rate disclosed by either the Monthly Overall Accuracy Review or any Focused Accuracy Review for that month is equal to or greater than 7%, but no error rate so disclosed is equal to or greater than 9% then the Error Factor for the month will be 5; if either the Monthly Overall Accuracy Review or any Focused Accuracy Review for that month disclosed an error rate equal to or greater than 9%, then the Error Factor for the month will be 10.

(ix) Issues and Disagreements

     (A) If Vision believes in good faith that an error rate disclosed in any review properly performed by Athena is not accurately representative for the relevant time period, then it will so notify Athena within 15 days of after it receives notice of the error rate. In the event of such disagreement, Vision and Athena will each be entitled to present to the other within the next 10 days a single sample meeting the relevant methodology, together with detailed information to permit verification by the other of the manner in which the sample was selected; and, the error rate for the applicable review will be the average between the two error rates of such samples, provided that if only one sample that meets the methodology adopted under Section 4(b)(ii) is presented within those ten days, then the error rate in that sample will control. Failure of Vision to inform Athena that it disputes an error rate as provided in this Section will be deemed acceptance of the rate by Vision.

     (B) If Vision in good faith believes that any sampling methodology proposed by Athena is not reasonably designed to determine whether errors or patterns of errors (as the case may be) exist, then Vision shall so inform Athena by e-mail to the Communication Contact within 14 days from the date of receipt of any such methodology from Athena, and the parties will promptly work, through their respective Communication Contacts, for a period of at least 20 days to resolve the dispute in good faith. Failure of Vision to inform Athena that it disputes a proposed methodology as provided in this Section will be deemed acceptance of the methodology by Vision, and Athena will be permitted to the use the methodology under this Section 4. Provided that in the case of an issue or disagreement that is the subject of timely discussion or process relating to such pattern under this
          Section 4(b)(ix), Vision will not be required to implement such changes until the review and recommendation of the Expert is complete or agreed resolution has been reached, whichever first occurs.

     (C) If either party believes in good faith that the other has failed to properly follow the appropriate sampling method under Section 4(b)(ii) to determine errors, patterns of error, or error rates under this
          Section 4, then it shall so inform the other party by e-mail to the Communications Contact within 14 days from the date the other party discloses to it the specifics of the relevant sample; and, the parties will promptly work, through their respective Communication Contacts, for a period of at least 20 days to resolve the dispute in good faith. Failure of a party to inform the other that it disputes the application of a method as provided in this Section will be deemed acceptance of the application by that party.

     (D) If in response to notice from Vision that elimination of a pattern of error is not possible under Section 4(b) (viii) (B), Athena believes in good faith that such elimination is possible, it will so inform Vision within 72 hours after such notice; and, the parties will then promptly work, through their respective Communication Contacts, for a period of at least 20 days to resolve the dispute in good faith. Failure of Athena to inform Vision as provided in this Section will be deemed acceptance by Athena that such elimination is not possible.

     (E) Within 30 days after the date of this Amendment, the parties will agree on a list of no fewer than three third party experts (the "Experts") in rank order of preference as mutually agreed. In the event that the parties cannot reach agreement on a methodology for sampling under Section 4(b)(ii) or 4(b)(vii) or in the event that the parties otherwise cannot resolve disputes over interpretation or application of sampling methodologies under this Section 4, or in the event that the parties are unable to agree to additional pricing to cover incremental costs under this Section 4, either party may require that the matter be submitted to one of the Experts for determination. Such request must be made within 14 days after the dispute is first raised or after the expiration of any time period set aside under this
          Section 4 for attempted mutual resolution by the parties, whichever is later. The parties will cooperate to submit the dispute to one of the Experts, in order of the preference on the agreed list. The Expert that accepts and is first available for the task will review the sampling method(s) or reviews at issue and the parties written comments. Within 21 days from the date that the issue is referred to him, the Expert will: (a) with respect to issues over sampling recommend the sampling method(s) or correction(s) that he believes is/are commercially reasonable, consistent with standard industry practice, adequate to determine compliance by Vision with the Specifications and resolve the dispute; and, (b) with respect to issues over cost recommended under Section 4(b) (i), the cost figures that the Expert believes is/are commercially reasonable, consistent with standard industry practice, and adequate to compensate for the actual incremental costs to Vision on account of the proposed specification amendment(s) at issue. The costs of the Expert for all determination made by him pursuant to this Section will be borne equally by the parties.

          In connection with making such recommendation on issues of cost under
          Section 4(b) (i), each party will be required to provide the Expert with such documentation or other information in its possession that the Expert reasonably requests and that are reasonably related to his determination to facilitate the Expert in determining the cost, provided that the expert will retain all such documents and information provided by each party as confidential to the party producing them and will not disclose the same in any manner whatsoever (except as required by law) to any other person or entity, including but not limited to the other party. In this regard each of the parties shall execute acceptable non-disclosure agreements with the Expert.

          Until the review and recommendation of the Expert is complete, neither of the parties will be obligated to take any action or grant any credit under Section 4(b) (viii) based on the sampling method(s) or error rate(s) or costs at issue under the Section 4(b) (ix). If either of the parties reasonably believes that the sampling method(s) or correction(s) or costs recommended suggested by the Expert are unreasonable or unfair, that party may refer any such dispute to arbitration proceedings as contemplated under the terms of the Agreement. However, to ensure the service delivery is not impacted, the sampling method(s) and correction(s) and costs recommended by the Expert shall be implemented as an interim solution under this Section 4(b) and the specified actions will be taken and credits made accordingly, until the arbitration process is completed.

(x) Vision QA. Notwithstanding this Section 4(b), Vision will itself exercise commercially reasonable efforts to monitor the quality of its work and to identify individual errors and patterns of errors in its posting work. Vision will take prompt, commercially reasonable action, in the form of correction of individual items or in the form of changes or updates to its process, as the case may require, to correct individual material errors and patterns of material errors that it identifies and will coordinate such actions with Athena to minimize duplicated effort and to avoid adverse effects of unexpected data changes.

(xi) Athena Advice. In addition to the above, Athena will periodically review Vision processes and will provide advice concerning process changes that Athena believes will improve accuracy and/or efficiency of Vision work. Vision will consider adopting such improvements in good faith and Athena will collaborate in Vision's implementation of those changes to which Vision agrees and will, if requested by Vision, approve or disapprove of the implementation. If Vision makes a change in its process as advised by Athena and if Athena has approved the implementation of the change, then material posting errors caused by the change will not be counted in the posting error rate applied to Section 4(b)(viii)(D) above and Vision will be permitted to charge at its regular rates under this Agreement for any actions to correct material posting errors or patterns of material posting errors taken pursuant to Sections 4(b)(viii)(A) and
(B).

5. PRICING MODEL - TRANSACTION PRICING TO FTE PRICING:

Athena and Perot Systems will engage in further incremental service agreements pursuant to Task Orders to be executed under the terms of the Agreement and substantially in the form of the template Task Order annexed to this Amendment as Annexure 1.

Athena and Perot Systems would use FTE Pricing model for the new services. For the existing business, Athena and Perot Systems may mutually decide and agree on the timeline for movement into FTE based pricing.

Where FTE Pricing is appropriate, Athena and Perot Systems will use the following rates, subject to assumptions provided in Clause 5, given below:

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

SERVICE                                      NORMAL TIME   OVER TIME
-------                                      -----------   ---------
Transaction Processing/Data Entry Services      US $*        US $*
Phone Based Services                            US $*        US $*

6. PROFILE: -

Perot Systems shall document the current recruitment profile for Athena and the same shall he shared with Athena prior to execution of any Task Orders far any services (the "Recruitment Profile annexed as Annexure II"). In case of Athena and Perot Systems agree upon a Task Order for provision of new services at a future date, the Recruitment Profile herein annexed as Annexure II by Perot Systems shall be used as a benchmark for the same. If the profile required by Athena for the new service is different from the Recruitment Profile annexed herein, then the Parties shall mutually agree and set out a separate pricing for such new service under the applicable Task Orders.

The Parties, through their duly authorized representatives, have executed this Amendment effective as of the Amendment Effective Date, whereupon it became effective in accordance with its terms.

VISION BUSINESS PROCESS SOLUTIONS,      ATHENAHEALTH, INC.
INC.


By: /s/ Vardhman Jain                   By: /s/ Ralph J. Catalano
    ---------------------------------       ------------------------------------
Name: VARDHMAN JAIN                     Name: RALPH J. CATALANO
Title: MANAGING DIRECTOR                Title: VICE PRESIDENT
Date: 4/12/06                           Date: 4/12/06


PEROT SYSTEMS BUSINESS PROCESS
SOLUTIONS INDIA PRIVATE LIMITED


By: /s/ Vardhman Jain
    ---------------------------------
Name: VARDHMAN JAIN
Title: MANAGING DIRECTOR
Date: 4/12/06

                                   ANNEXURE 1

                                   TASK ORDER

This Task Order (the "Task Order") is entered into on this ______ day of _____________ under the Master Services Agreement dated _________________, executed amongst Athenahealth, Inc., ("Athena"), Vision Business Process Solutions Inc., (VBPS) and Perot Systems Business Process Solutions India Private Limited (formerly "Vision Healthsource India Private Limited" and hereinafter called "PSBPS").

1.   TERM:

     This Task Order shall be in effect for a period of thirty-six (36) months (the "Initial Term") from June 16, 2005 (the "Effective Date"). Upon expiration of the Initial Term, this Task Order will automatically be renewed for consecutive additional terms of two (2) years each. Notwithstanding the foregoing, either party may terminate this Task Order with or without cause, effective at the end of the then current term (including the Initial Term) by providing the other party written notice of its intent to cancel at least six (60) days prior to the expiration of the then current term.

2.   SCOPE OF WORK:

     Under the terms and conditions of this Task Order, VBPS shall provide the services of "_______________", ____________________________________ ("VBPS
     Services") and Athena shall pay for such VBPS Services.

3.   PRICE:

     VBPS will charge Athena for the VBPS Services under this Task Order at the following rates:
     __________________________________________________________________________

     For the above processed, ___________________________ will be tracked by _________________________ software called ____________________.

     VBPS will invoice Athena on a monthly basis. Athena shall make complete payment of the invoiced amounts to VBPS within thirty (30) days from the date of the invoice. Athena shall pay to VBPS the complete invoiced amounts without any deduction on account of non-payment by the clients of Athena. Late payments shall attract interest from the due date at the lesser of (i) one and a half percent per month, to accrue on a daily basis with monthly rests and to run from the due date until payment of such amount in full, or (ii) the maximum rate permitted by law.

4.   COST OF LIVING ADJUSTMENT.

     The cost of living adjustment index would be based on the information made available by Reserve Bank of India (RBI) for each year, in the website below.

     http://www.rbi.org.in/scripts/PublicationsView.aspx?id=7263#7

     We would be referring to the Harmonized Index of Consumer Prices (HICP) for Consumer Price Inflation (CPI) - Urban non Manual employees index shared by RBI (Reserve Bank of India) in the above website link. This index is proposed since it is released by RBI (Reserve Bank of India, Apex Bank regulated by the Government of India) and also is the closest index available for cost of living and urban population. For instance, the cost index for the year 2004-2005 has been at 5%. With respect to the rates for charges stated in this Task Order, commencing on the first anniversary of the Effective Date and on each anniversary thereafter during the term of the Task Order, such rates, applicable from time to time to the Task Order, will be increased, with effect from each anniversary, by percentage as released by RBI for the above referred index.

5.   OTHER TERMS:

     PSBPS and Athena will separately do a time study, mutually agree and document the turnaround times, quality, auditing and other compliance requirements and obligations.

AGREED:

VISION BUSINESS PROCESS SOLUTIONS,      ATHENAHEALTH, INC.
INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

PEROT SYSTEMS BUSINESS PROCESS
SOLUTIONS INDIA PRIVATE LIMITED


By:
    ---------------------------------
Name: VARDHMAN JAIN
Title: MANAGING DIRECTOR
Date:
      -------------------------------

                                   ANNEXURE II

FINANCIAL TRANSACTION PROCESSING EXECUTIVE

CRITERIA: Graduation is a must to take part in the selection process

SELECTION PROCESS:

     A. Typing / Keyboard speed of 25 Words Per Minute. (Average speed including numbers and special characters)

     B. Analytical Aptitude / Language Test: Candidates should score more than 60% to be eligible for selection. Those failing to score 60 % are rejected.

     C. Interview: Graduates with experience in Accounts or those who have studied Accountancy either at Graduation or at Intermediate are preferred.

     D. Interview: Candidates are told about the nature of work and the career prospects. Their willingness to take up shift work and being flexible to accommodate work requirements is confirmed before making an offer.

     E. Induction: All selected candidates undergo a through training and their knowledge is tested and only those who qualify are allowed to process claims.

ACCOUNTS RECEIVABLE EXECUTIVE

CRITERIA: Graduation is a must to take part in the selection process.

SELECTION PROCESS:

     A. Group Discussion: Applicants language skills are assessed. Candidates who do not make grammatical errors are identified. Then they are tested for their Accent. They are tested for their rate and clarity of speech.

     B. Analytical Aptitude / Language Test: Those clearing the Group Discussion are administered with this test. Candidates should score more than 60 % to be eligible for selection. Those failing to score 60 % are rejected.

     C. Listening skills/grammar/comprehension/diction: Those short-listed from above processes are identified to go through a rigorous assessment of Language, voice and accent. Successful candidates are then considered for next stages.

     D. Interview: Graduates with excellent clarity of speech, with people interaction skills are selected for this profile.

     E. Interview: Candidates are told about the nature of work, and the career prospects. Their willingness to take up shift work and being flexible to accommodate work requirements is confirmed before making an offer.

     F. Induction: The selected ones are provided with intensive training on US Healthcare and are tested for their knowledge before they are permitted to make calls,

AGREED:

VISION BUSINESS PROCESS SOLUTIONS,      ATHENAHEALTH, INC.
INC.


By: /s/ Vardhman Jain                   By: /s/ Ralph J. Catalano
    ---------------------------------       ------------------------------------
Name: VARDHMAN JAIN                     Name: RALPH J. CATALANO
Title: MANAGING DIRECTOR                Title: VICE PRESIDENT
Date: 4/12/06                           Date: 4/12/06


PEROT SYSTEMS BUSINESS PROCESS
SOLUTIONS INDIA PRIVATE LIMITED


By: /s/ Vardhman Jain
    ---------------------------------
Name: VARDHMAN JAIN
Title: MANAGING DIRECTOR
Date: 4/12/06

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                Task Order No. 1
                            Accounts Payable Services

Vision Business Process Solutions, Inc., a Delaware corporation (f/k/a a Vision Healthsource, Inc.) with a principal place of business at 8000 Towers Crescent Drive, Suite 1350, Vienna, VA ("Vision"), Perot Systems Business Process Solutions India Private Limited, a private limited company organized under the laws of India (f/k/a Vision Healthsource India Private Ltd.), with a principal place of business at DP110 (Second Phase) F-19, Industrial Estate, Ambattur, Chennai, 600 058, India (Healthsource"), and athenahealth, Inc., a Delaware corporation with a principal place of business at One Moody St., Waltham, MA 02453 ("Athena") hereby enter into this Task Order No. 1 under that certain Services Agreement dated December 9, 2002 between the Parties (the "Agreement"), as amended, including but not limited to as amended by the Second Amendment to Services Agreement dated March 8, 2005 (the "Second Amendment"; the Agreement as so amended is referred to as the "Amended Agreement"), on the following terms. Vision and Healthsource are collectively referred to as "Perot Systems". Except as otherwise defined herein, all capitalized terms used herein shall have the same meaning as in the Agreement or the Second Amendment, as the case may be.

1. Term. This Task Order will, commence on March 8, 2005 (the "Task Order Effective Date") and will continue until December 9, 2007 unless earlier terminated by termination of the Amended Agreement or otherwise in accordance with the Amended Agreement. Subject to agreement on rates and services, this Task Order may be extended upon mutual written agreement of the parties, provided that the parties have agreed to extend the term of the Amended Agreement as set forth in Section 3)a) of the Amended Agreement.

2. Services. Perot Systems will provide the number of full-time-equivalent resources (each an "FTE") described in and subject to Section 4.C. of Exhibit A attached hereto on a time and materials basis to provide the services described in Section 1 of Exhibit A ("Accounts Payable Services"). The Accounts Payable Services will be in accordance with and governed by the business rules document ("Business Rules"), which will be agreed to by the parties prior to initiating the Accounts Payable Services and updated by mutual agreement of the parties from time to time during the term of this Task Order.

3. Athena Obligations. In addition to its obligations under the Amended Agreement, Athena will perform its obligations specified in Section 2 of Exhibit A.

4.   Charges.

     (a) Monthly Fee Per FTE. In addition to all amounts payable under the Amended Agreement, Athena will pay Perot Systems a monthly fee of US$* for each full-time-equivalent resource (each, an "FTE'") that provides services under this Task Order. The monthly fee will be appropriately prorated for (i) less than a FTE provided and (ii) for any FTE that begins or ends services on other than the first or last of the month.

     (b) Taxes. Athena shall pay all excise, use and sales taxes levied in connection with this Task Order in accordance with Section 2)a) of the Amended Agreement.

     (c) Adjustment to Monthly Fee. Perot Systems' charges set forth above, will be increased annually on the anniversary of the Task Order Effective Date to reflect the increase, if any, in the Employment Cost Index, Total Compensation, Not Seasonally Adjusted, Private Industry for Professional Specialty and Technical Occupations published by the Bureau of Labor Statistics of the United States Department of Labor (the "ECI"), over the preceding anniversary of the Task Order Effective Date.

5. Termination. Athena may terminate this Task Order at any time without penalty by providing Perot Systems with ninety (90) days prior written notice.

None

AGREED:

VISION BUSINESS PROCESS SOLUTIONS,      PEROT SYSTEMS BUSINESS PROCESS SOLUTIONS
INC.                                    INDIA PRIVATE LTD.


By: /s/ Vardhman Jain                   By: /s/ Vardhman Jain
    ---------------------------------       ------------------------------------
Name: Vardhman Jain                     Name: Vardhman Jain
Title: President                        Title: President
Date: 4/13/05                           Date: 4/13/05


ATHENAHEALTH, INC.


By: /s/ Carl Byers
    ---------------------------------
Name: Carl Byers
Title: CFO
Date: 4/13/05

                                    Exhibit A
                            Accounts Payable Services

1. Description of Services: Upon the receipt of invoices from its vendors and expense reports from Athena employees, Athena will prepare the invoices and expense reports and scan them into Athena's server located in Waltham, MA. Perot Systems will access the invoices and expense reports via Perot Systems' Citrix application and perform the following the activities:

     A. Invoice Entry: Perot Systems will enter the appropriate data into Athena's Microsoft Great Plains application ("Great Plains") in accordance with the Business Rules.

     B. Invoice Approval and general Ledger Posting: Every invoice entered into Great Plains requires approvals from Athena's respective department heads that is responsible for approval of the invoice. Perot Systems will send out emails requesting approval of the invoice to such department heads. Upon receipt of the approval, Perot Systems will post the approved invoice into Athena's General Ledger application.

     C. Vendor Set Up: If a vendor is not located in Great Plains, Perot Systems will send emails to the Athena respective department heads responsible for the invoice requesting approval to set up the vendor in Great Plains and approval for the invoice. Upon receipt of the approvals, Perot Systems will set up the vendor and post the invoice to the General Ledger.

     D. Expense Report Entry: In addition to the invoices, Perot Systems will enter all expense reports into Great Plains that are manually created by the employees of Athena and received by Perot Systems in accordance with the Business Rules.

     E. Expense Report Audit: In addition, Perot Systems will audit all employee expense reports received by Athena in accordance with Athena's expense report policies.

     F. Additional Services. Upon the reasonable request of Athena and agreement by Perot Systems, the FTEs assigned to perform the Accounts Payable Services will perform additional services related to the Accounts Payable Services, provided that any such additional services that continue on an ongoing basis may require an adjustment to the number of FTEs provided under this Task Order in accordance with
          Section 4.C. below.

2. Athena's Obligations: Athena will provide or perform the following in order for Perot Systems to perform its obligations under this Task Order.

     A. Athena will work with Perot Systems to develop the Business Rules and update the Business Rules from time to time as appropriate.

     B.   Athena will scan invoices and expense accounts in a timely manner.

     C. Athena will cause its appropriate personnel responsible for approving invoices and expense reports to respond to mail approvals in a timely manner.

     D. Athena will provide Perot Systems will provide Perot Systems with access to any and all of its proprietary and third party software applications, including Great Plains, as required by Perot Systems to provide the Accounts Payable Services. Athena will pay any fees associated with such access.

     E. Athena will provide Perot Systems with copies of its expense report policy, including prompt notice of any updates to such policy.

3 Service Level Agreement: After the ninety day (90) period following the Task Order Effective Date (the "Stabilization Period"), Perot Systems will measure its performance of the Accounts Payable Services in accordance with the service levels set forth below, which are further described in and subject to the Business Rules.

     A. Turn Around Time: Perot Systems will use commercially reasonable efforts to perform the Accounts Payable Services with a turn around time of 2 business days for both invoice entry and expense report entry and audit, commencing with the business day the Perot Systems receives the invoices in image form via Citrix. Perot Systems will enter the invoices into Great Plains and send an email to the approver of the invoice for approval within 2 business days. For the purposes of this Task Order, business days are Monday through Friday, excluding holidays observed by Athena.

     B. Accuracy: Perot Systems will enter invoices and expense reports into Great Plains in accordance with following accuracy targets:

          (i) 98% Financial Accuracy. Perot Systems will use commercially reasonable efforts to perform the Accounts Payable Services with a 98% financial accuracy rate or better. Any invoice entered by Perot Systems that contains one or more data entry errors in the "invoice amount" data field of the invoice amount is considered as one (1) financial error for the purposes of calculating this service level. If Perot Systems fails to meet this service level in any calendar month, Perot Systems will provide Athena with a credit in accordance with subsection (iii) below.

          (ii) 95% Clerical Accuracy. Perot Systems will use commercially reasonable efforts to perform the Accounts Payable Services with at 95% clerical accuracy rate or better. Any invoice entered by Perot Systems that contains one or more data entry errors in any data fields of an invoice (other than the invoice amount field) is considered as one (1) clerical error for the purposes of calculating this service level.

          (iii) Failure to Meet Financial Accuracy Service Level. If Perot Systems fails to meet the 98% financial accuracy service level in any calendar month, Perot Systems will provide a credit to Athena on Perot Systems next monthly invoice. The credit will be calculated by applying the percentage

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

               set forth in the table below that corresponds to the actual calculation of financial accuracy and multiplying that percentage by the total amount of Perot Systems' fees for the calendar month in which the failure to comply occurred.

Actual Financial Accuracy   Penalty Percentage
-------------------------   ------------------
       98% to 100%              No penalty
      95% to 97.99%                 1
      Less than 95%                 2%

4.   Volume Projections / Number of FTEs Provided:

     A. Invoice Entry: Projected volumes are * invoices and expense reports received by Perot Systems in calendar a month.

     B. Vendor Set up: 15% of the invoices received and processed require that Perot Systems perform vendor set ups in Great Plains.

     C. Number of FTEs Provided. Based upon the volume projections described above, Perot Systems will initially provide one and one half (1.5) FTEs to provide the Accounts Payable Services under this Task Order. The parties agree to meet and negotiate in good faith an appropriate adjustment to the number of FTEs provided by Perot Systems to perform the Accounts Payable Services (i) at the end of the Stabilization Period, (ii) at any time during the terns of this Task Order that the actual number of invoices and expense reports or vendor set ups exceed the above projections by 20% or more for three (3) consecutive months, or (iii) due to the need for additional FTEs as the result of additional services provided by Perot Systems in accordance with
          Section 1.F.

                                Task Order No. 2
                             Credit Balance Services

Vision Business Process Solutions, Inc., a Delaware corporation (f/k/a Vision Healthsource, Inc.) with a principal place of business at 8000 Towers Crescent Drive, Suite 1350, Vienna, VA ("Vision"), Perot Systems Business Process Solutions India Private Limited, an India corporation (f/k/a Vision Healthsource India Private Ltd.), with a principal place of business at DP 110 (Second Phase) F-19, Industrial Estate, Ambattur, Chennai, 600 058, India ("Healthsource"), and athenahealth, Inc., a Delaware corporation with a principal place of business at One Moody St., Waltham, MA 02453 ("Athena") hereby enter into this Task Order No. 2 under that certain Services Agreement dated December 9, 2002 between the Parties (the "Agreement"), as amended, including but not limited to as amended by the Second Amendment to Services Agreement dated March 8, 2005 (the "Second Amendment"; the Agreement as so amended is referred to as the "Amended Agreement"), on the following terms, on the following terms. Vision and Healthsource are collectively referred to as "Perot Systems". Except as otherwise defined herein, all capitalized terms used herein shall have the same meaning as in the Agreement or the Second Amendment, as the case may be.

1. Term. This Task Order will commence on March 7, 2005 (the "Task Order Effective Date") and will continue until December 31, 2005 unless earlier terminated in accordance with the Amended Agreement or in accordance with
     Section 2(a) below.

2. Perot Systems Obligations. Perot Systems will utilize Athena's athenaNet(R) System to provide the credit balancing services described in Exhibit A attached hereto ("Credit Balances Services") to assist Athena in resolving credit balances on lists of credit balance medical claims provided to Perot Systems by Athena in accordance with Section 3 ("Claims") Perot Systems will document the Credit Balance Services performed for each Claim either by entries in Athena's system or on separate problem logs that will be uploaded to Athena separately. As part of the Credit Balancing Services, Claims may be resolved either with or without follow up and the work required may differ with respect to each type of Claim.

     (a) Initial Claims. On or about the Task Order Effective Date, Athena will provide Perot Systems with a work List containing 1000 Claims ("Initial Claims"). Perot Systems will perform the Credit Balance Services for the Initial Claims. Upon completion of such services, Athena may terminate this Task Order without penalty by providing Perot Systems with written notice.

     (b) Credit Balance Services. Provided that Athena does not terminate the Task Order in accordance with Section 2(a), the Credit Balance Services performed on an ongoing basis (after the Initial Claims) will be performed by Perot Systems in a professional and diligent manner and in a manner at least as accurate and diligent as the work performed with respect to the Initial Claims.

3. Athena's Obligations. Athena will provide or perform the following in order for Perot Systems to perform the Credit Balance Services:

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     (a) On or about the Task Order Effective Date, Athena will provide Perot Systems with a work list containing the Initial Claims.

     (b)  Provided that Athena does not terminate this Task Order in accordance
          Section 2(a), upon completion of the Credit Balance Services for the Initial Claims, on or about the second day of each month during the remainder of the term of this Task Order, Athena will provide Perot Systems with a work list that contains credit balance Claims.

4.   Charges.

     (a) In addition to all amounts payable under the Agreement, Athena will pay Perot Systems the following amounts in accordance with Section
          2)b) of the Amended Agreement:

          (i) Each month during the term of this Task Order, Perot Systems will charge and Athena will pay a fee of US$* for each Claim fully processed according to this work order by Perot Systems during the prior month. Invoices will be due and payable in accordance with Section 2.c) of the Agreement.

     (b) Perot Systems' charges set forth above, will be increased annually on the anniversary of the Task Order Effective Date to reflect the increase, if any, in the Employment Cost index, Total Compensation, Not Seasonally Adjusted, Private Industry for Professional Specialty and Technical Occupations published by the Bureau of Labor Statistics of the United States Department of Labor (the "ECI"), over the preceding anniversary of the Task Order Effective Date.

AGREED:

VISION BUSINESS PROCESS SOLUTIONS,      PEROT SYSTEMS BUSINESS PROCESS SOLUTIONS
INC.                                    INDIA PRIVATE LTD.


By: /s/ Vardhman Jain                   By: /s/ Vardhman Jain
    ---------------------------------       ------------------------------------
Name: Vardhman Jain                     Name: Vardhman Jain
Title: President                        Title: President
Date: 4/13/05                           Date: 4/13/05


ATHENAHEALTH, INC.


By: /s/ L. Elizabeth Seeley
    ---------------------------------
Name: L. Elizabeth Seeley
Title: COO
Date: 4/12/05

                                    Exhibit A
                             Credit Balance Services

Credit Balance Services has two components - Processing and Follow Up, as described below:

1)   Processing:

     a) Perot Systems will review each Claim to determine the process by which and the reason why the Claim obtained a credit, and will assign each claims assigned to one of the following classifications, accurately reflecting such process and reason:

          (i)  Duplicate payment by same insurance company;

          (ii) Duplicate posting by the payment poster;

          (iii) Wrong posting or posting error;

          (iv) Multiple insurance companies paying as primary;

          (v)  Multiple insurance companies paying as secondary;

          (vi) Interest payment;

          (vii) Lack of coordination of benefits (COB);

          (viii) Primary or secondary over paid as per their fee schedule; and

          (ix) Other reasons.

     b) Perot Systems will perform the Claim review by opening Athena's document management system and looking at the explanation of benefits
          (FOB) and determining how and who made the over payment.

     c) Once the reason for overpayment is identified, Perot Systems will accurately record the classification and take the appropriate action, which may consist of, but not be limited to, one or more of the following, as consistent with standards and instructions provided to Perot Systems by Athena from time to time:

          (i) Send the Claim to Athena with instructions ("Instructions"), which consist of advising which insurance company Athena should contact, the amount to reference and what information should be asked of the insurance company in order to resolve the credit balance.

          (ii) Enter a problem log entry for Athena to reverse the postings;

          (iii) Enter a problem log entry for Athena to correct the postings; and (iv) Enter a post kick code and claim note in the software.

     d) Perot Systems will document the Instructions, problem logs, kick code, and claim notes in Athena's system.

2)   Follow Up:

     a) Perot Systems will view each Claim in Athena's system as well as the associated EOB and will read all the Instructions and problem logs.

     b) Perot Systems will confirm the overpayment to the appropriate insurance company by telephone which includes the amount, check# etc and also the refund address if that company does not have a take back facility.

     c) Once 2.(b) is completed, Perot Systems will document the Claim notes and the kick codes in a spreadsheet and return to the Athena.

     d) On appropriate Claims, Perot Systems will call multiple insurance companies to confirm with such insurance companies (in case 2 insurance companies are paying as primary/secondary) as to which company was supposed to make the payment.

     e) If both insurance companies say they are the primary/secondary then the Claim will designated by Perot to be forwarded to the provider and instructions documented in Athena's system to the provider to get the information from the patient. This is done through the Claim note sent via a spreadsheet.

     f) Exceptions are if the insurance company is not able to identify the over payment and requires time to audit and call back Some of these situations are appropriately documented in Claim notes and some in the problem logs, as instructed by Athena.

     g) The kick code and claim note is entered by Perot Systems into a spreadsheet or a problem log that is uploaded to Athena.

                                TASK ORDER NO. 3
                        CLINICAL DATA PROCESSING SERVICES

Vision Business Process Solutions, Inc., a Delaware corporation with a principal place of business at 2300 West Plano Parkway, Plano, Texas 75075 ("Vision"), Perot Systems Business Process Solutions India Private Limited, a Company incorporated under the laws of India, with a principal place of business at A9, 1st Main Road, Ambattur Industrial Area, Chennai, 600 058, India ("Healthsource"), and Athenahealth, Inc., a Delaware corporation with a principal place of business at 311 Arsenal Street, Watertown, MA 02472 ("Athena") hereby enter into this Task Order No. 3 under that certain Services Agreement dated December 9, 2002 between the Parties (the "Agreement"), as amended, including Amendment No. 1 dated October 13, 2004, Amendment No. 2 dated March 8, 2005, and Amendment No. 3 dated April 12, 2006 (together, the "Agreement") on the following terms. Vision and Healthsource are collectively referred to as "Perot Systems." Except as otherwise defined herein, all capitalized terms used herein shall have the same meaning as in the Agreement or its amendments, as the case may be.

1. Term. This Task Order will commence on June 13, 2006 (the "Task Order Effective Date") and will continue, unless earlier terminated in accordance with the Agreement, for an initial pilot period through July 31, 2006 (the "Pilot Period"), after which Athena may in its discretion extend the term of this Task Order through December 31, 2006 by giving written notice thereof. Subject to agreement on rates and services, this Task Order may be extended by mutual written agreement of the parties, provided that the parties have agreed to extend the term of the Agreement as set forth in Section 3(a) of the Agreement.

2. Services. Perot Systems will utilize Athena's athenaNet(R) System to provide the clinical data processing services described in Exhibit A attached hereto ("Clinical Services") to assist Athena in sorting, classifying, routing, and entering data from documents received by Athena as part of its clinical service workflow. The Clinical Services will be performed in accordance with and governed by the business rules document ("Business Rules"), which will be mutually agreed to by the parties prior to initiating the Clinical Services and updated by mutual agreement of the parties from time to time during the term of this Task Order.

3. Athena Obligations. In addition to its obligations under the Agreement, Athena will perform its obligations specified in Section 2 of Exhibit A.

4. Charges.

     Perot Systems will charge Athena for Perot Systems services under this Task Order at the following rates:

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     i) Effective from June 13 2006, Perot Systems shall charge Athena for Clinical Services for Perot Systems employees without a Clinical Background, as hereinafter defined, at the rate of US $* per hour per Perot Systems resources on a full time equivalent (FTE) basis (each such Perot Systems herein after referred to as FTE).

     ii) Effective from June 13 2006, Perot Systems shall charge Athena for Clinical Services for Perot Systems employees with a Clinical background at the rate of US $* per hour per (FTE).

     iii) For this purpose the term "Clinical Background" means possessing the clinical practice background and qualifications as mutually agreed to by the parties. It is agreed that during the Pilot Period the individuals allocated to provide Clinical Services will be 50% those without a Clinical Background and 50% those with a Clinical Background. After the Pilot Period, the parties shall mutually determine the appropriate breakdown for such individuals based on the nature of the Clinical Services work.

     iv) Perot Systems will invoice Athena on a monthly basis. Athena shall make complete payment of the invoiced amounts to Perot Systems within thirty (30) days from the date of the invoice. Athena shall pay to Vision the complete invoiced amounts without any deduction on account of non-payment by the clients of Athena. Late payments shall attract interest from the due date at the lesser of (i) one and a half percent per month, to accrue on a daily basis with monthly rests and to run from the due date until payment of such amount in full, or (ii) the maximum rate permitted by law.

     (iv) Perot Systems shall maintain detailed time records documenting the hours worked by each FTE on the Clinical Services, which shall be made available on monthly basis to Athena for review at Athena's request.

(b)  Cost of Living Adjustment.

     The cost of living adjustment index shall be based on the information made available by Reserve Bank of India (RBI) for each year, in the website below.

     http://www.rbi.org.in/scripts/PublicationsView.aspx?id=7263#7

     The parties will refer to the Harmonized Index of Consumer Prices (HICP) for Consumer Price Inflation (CPI) - Urban non Manual employees index shared by RBI (Reserve Bank of India) in the above website link. This index is proposed since it is released by RBI (Reserve Bank of India, Apex Bank regulated by the Government of India) and also is the closest index available for cost of living and urban population. For instance, the cost index for the year 2004-2005 has been at 5%. With respect to the rates for charges stated in this Task Order, commencing on the first anniversary of the Effective Date and on each anniversary thereafter during the term of the Task Order, such rates, applicable from time to time to the Task Order, will be increased, with effect from each anniversary, by the percentage as released by RBI for the above referred index.

     (c) Taxes. Athena shall pay all excise, use and sales taxes levied in connection with this Task Order in accordance with Section 2)a) of the Agreement.

5. Indemnification. The provisions of this Section 5 shall apply beginning on the first date that Perot Systems starts providing Clinical Services under this Task Order following the Pilot Period. Perot Systems shall defend, indemnify and hold harmless Athena and its directors, officers, employees and agents, from and against any third party claims, losses, actions, demands, liabilities or damages, including reasonable attorneys' fees (collectively "Losses") resulting in bodily injury or death of a person arising as a proximate result of incorrect data entered in data fields in AthenaNet by Perot Systems under this Task Order. Notwithstanding anything to the contrary contained herein in this Task Order or under the Agreement, Perot Systems aggregate liability for the indemnification obligations described in this Section 5 shall in no event exceed the total amount of fees paid or payable by Athena to Perot Systems under this Task Order during the 12 month period immediately preceding the date of any such claim (excluding amounts paid as reimbursement of expenses or taxes). The procedures set forth in Section 13) c) of the Agreement shall apply to any indemnification sought under the foregoing provision.

6. Insurance. The provisions of this Section 6 shall apply beginning on the first date that this Task Order is in effect following the Pilot Period. Perot Systems agrees to maintain in full force throughout the term of this Task Order, and any subsequent task order or agreement covering the provision of Clinical services, a policy of commercial general liability under which Perot Systems is the named insured and Athena is named as an additional insured. Each such policy shall provide thirty (30) days' prior notice of cancellation to Athena, and certificate thereof shall be delivered to Athena. The minimum limits of liability of such insurance shall be $10 million per occurrence and $20 million annual aggregate. The insurance required to be maintained by Perot Systems pursuant to this Task Order shall be maintained with companies which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key rating Guide.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

AGREED:

VISION BUSINESS PROCESS SOLUTIONS,      PEROT SYSTEMS BUSINESS PROCESS
INC.                                    SOLUTIONS INDIA PRIVATE LIMITED


By: /s/ Vardhman Jain                   By: /s/ Vardhman Jain
    ---------------------------------       ------------------------------------
Name: VARDHMAN JAIN                     Name: VARDHMAN JAIN
Title: MANAGING DIRECTOR                Title: MANAGING DIRECTOR
Date: JUNE 15, 2006                     Date: JUNE 15, 2006


ATHENAHEALTH, INC.


By: /s/ Diane Kaye
    ---------------------------------
Name: Diane Kaye
Title: VP Product Management
Date: June 15, 2006

                                    EXHIBIT A
                                CLINICAL SERVICES

1. Description of Services. Athena will prepare the relevant documents containing clinical data (the "Documents") and import them into Athena's servers. Perot Systems will access the Documents through athenaNet(R) and conduct the following activities with respect to the Documents in accordance with the Business Rules:

     a. Classification. Perot Systems will identify the Document type and classify each Document in athenaNet in accordance with the Business Rules. Perot Systems will also, if applicable and in accordance with the Business Rules, identify the patient, to whom a Document applies by reviewing the unique identifiers in each relevant Document.

     b. Data Entry. Perot Systems will enter appropriate data into the relevant fields in athenaNet in accordance with the Business Rules.

     c. Quality Assurance. Perot Systems will perform quality assurance steps on each Document by comparing the information that Perot Systems enters in AthenaNet to the data contained within each Document, in accordance with quality assurance measures as mutually agreed between Athena and Perot Systems. In addition, Athena and Perot Systems shall work together during the term of this Task Order to develop formal, written Clinical Services quality assurance specifications (the "QA Specifications") which shall apply upon approval by Athena and Perot Systems. Prior to approval of the QA Specifications, quality assurance shall be performed by both Perot Systems and Athena. Upon such approval of the QA Specifications, Perot Systems shall assume full responsibility for quality assurance with respect to the Clinical Services.

2. Athena's Obligations. Athena will provide or perform the following in order for Perot Systems to perform its obligations under this Task Order:

     a. Athena will work with Perot Systems to develop the Business Rules and to update the Business Rules from time to time as appropriate, and will provide Perot Systems with such updated Business Rules when they are available.

     b.   Athena will import the Documents into athenaNet in a timely manner.

     c. Athena will work with Perot Systems to provide regular training updates as new functionality is introduced into the system, and will provide related documentation to Perot Systems as it becomes available.

     d. Athena will provide Perot Systems with such level of athenaNet access as is necessary to provide the services under the Task Order.

Perot Systems shall not be liable for any delay or failure in performing its obligations, incase if such delay or failure is attributable to any delay or failure of Athena to perform its obligation's as set out herein or under the Agreement in a timely manner.

3. Service Level Agreement. Following the Pilot Period, Perot Systems will measure its performance of the Clinical Services in accordance with the service levels set forth below, which may be further described in, and are subject to, the Business Rules.

     a. Turn Around Time. Perot Systems will use commercially reasonable efforts to complete processing of each Document received in a day within four (4) hours, from the hour and minute that image of a Document is imported into AthenaNet. Provided however that abovementioned Turn around time shall not be applicable in cases where i) the Document is illegible or incomplete or ii) Perot Systems inability to access AthenaNet for reasons not attributable to Perot Systems. For purposes of this Task Order, "business days" are Monday through Saturday of each week, 5:30 a.m. through 9:30 p.m. Eastern Standard Time (subject to adjustment to account for time change during daylight savings time), including United States national and holidays and including all holidays observed by Athena.

     b. Accuracy.

          i. Perot Systems will perform the Clinical Services at an accuracy rate of at least 99%. For purposes of this task order, the accuracy rate shall be equal to 100% less the percentage of data fields in which data is entered incorrectly or not entered in relation to the total number of data fields in which data was or should have been entered.

          ii. Failure to Meet Accuracy Level. For any given month, Athena shall notify Perot Systems in writing of Perot Systems ' failure to meet the 99% accuracy rate agreed to in this Exhibit A, Section 3.b(i) for such month, no later than a period of 30 days from the end of the subject month. The parties shall mutually work together in good faith to resolve the issues. If both the parties agree that the error rate for the subject month is between 95% to 98.99% while processing the Clinical Service, then Perot Systems agrees to provide a credit of 1% of total amounts invoiced to Athena for the subject month and if the error rate is less than 95%, then Perot Systems agrees to provide a credit of 2% of total amounts invoiced to Athena for the subject month, which shall be deducted from the forthcoming month's invoice. Notwithstanding anything to the contrary contained herein, Athena shall not be entitled to such credit of 1% of the invoiced amount if delays or failure of Perot System in meeting the accuracy percentage is on account of illegible, missing or incomplete data received from Athena or for any other fault attributable to Athena.

          iii. The parties shall work together on an ongoing basis to identify and resolve quality issues in a mutually agreeable manner, using the best tools and methods currently available to the respective parties.

4. Volume and Staffing. Perot Systems and Athena shall confer on a regular basis to (i) analyze the volume and nature of the Clinical Services, and (ii) validate or revise the appropriate staffing levels and composition in accordance with such analysis.

Amendment to Athena Task Order 3

THIS Amendment (the "Amendment") is made on this January 11, 2007 to the Task Order No. 3 (the "Task Order") effective June 13, 2006 by and between

Vision Business Process Solutions, Inc., (formerly known as "Vision Healthsource, Inc.+), a Delaware Corporation, having its principal place of business at 2300, West Plano Parkway, Plano, Texas 75075, hereinafter referred to as "Vision', which expression shall, unless repugnant to the context or meaning, mean and include its successors and permitted assigns;

Perot Systems Business Process Solutions India Private Limited having its office at, A9, 1st Main Road, Industrial Estate, Ambattur, Chennai -600058 (hereinafter referred to as "PSBPS'), which expression shall, unless repugnant to the context or meaning thereof, include its successors and permitted assigns) on one hand.

And

Athenahealth, Inc., a Delaware Corporation, having its principal place of business at 311 Arsenal Street, Watertown, MA 02472, hereinafter referred to as "Athena', which expression shall, unless repugnant to the context or meaning, mean and include its successors and permitted assigns; ON THE OTHER HAND

Vision and Healthsource are collectively referred to in this Amendment as "Perot Systems'.

WHEREAS Perot Systems and Athena are parties to the Agreement; and

WHEREAS Perot Systems and Athena desire to amend the Task Order in accordance with the terms of this Amendment;

NOW THE PARTIES AGREE AS FOLLOWS:

     1. This Amendment shall be effective commencing on from January 1, 2007 ("Effective Date').

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     2. The Parties acknowledge and agree that from the Effective Date notwithstanding anything to the contrary in the Task Order, the following clauses of the Task Order shall be amended to read as follows:

          i) Clause(1) Term -- Clinical Data Processing Services Task Order

          Clause (1) -- The term of the Task Order shall be amended in its entirety to read as follows:

          The initial term of this Task Order shall be from June 13, 2006 until December 31, 2006 (the "Initial Term'). Upon expiration of the Initial Term this Task Order will renew for an additional term of six (6) months, following which the Task Order shall renew automatically for consecutive six (6) month terms unless otherwise terminated as provided herein or in the Agreement. Notwithstanding the foregoing, either party may terminate this Task Order with or without cause, effective at the end of the then current term (including the Initial
          Term) by providing the other party written notice of its intent to cancel at least sixty (60) days prior to the expiration of the then current term.

          ii) Clause (4) -- Charges

          Clause (4) -- Charges of the Clinical Data Processing Services shall include the following:

          Beginning from June 13, 2006 for the entire term of this Task Order, the ramp-up pricing for Perot Systems new Individual resources on a full time equivalent (FTE) basis (each such Perot Systems individual resources are herein referred to as "FTE') on Clinical Services for Perot Systems new resources without Clinical Background and with Clinical Background shall be charged at fifty percent (50%) for the first twenty (20) business days and seventy-five percent (75%) for the next twenty (20) business days (the "Ramp-up Period') following the date that such individual resource began work on the Clinical Services pursuant to this Task Order. During this period Perot Systems shall charge for the new FTEs without Clinical Background at the rate of US$* and with Clinical Background at the rate of US$*.

          After the completion of the ramp-up period Perot Systems shall charge Athena for Clinical Services for Perot Systems resources without Clinical Background at the rate of US$* and with Clinical Background at the rate of US$* per hour per FTE.

          iii) Clause (5) -- Indemnification

          Clause (5) -- Indemnification of the Clinical Data Processing Services to the Task Order shall be amended in its entirety to read as follows:

          The provisions of this Section 5 shall apply beginning on the first date that Perot Systems starts providing Clinical Services under this Task Order following the Pilot Period. Perot Systems shall defend, indemnify and hold harmless Athena and its directors, officers, employees and agents, from and against any third party claims, losses, actions, demands, liabilities or damages, including reasonable attorneys' fees (collectively "Losses") resulting in bodily injury or death of a person arising as a proximate result of incorrect data entered in data fields in AthenaNet by Perot Systems under this Task Order. Notwithstanding anything to the contrary contained herein in this Task Order or under the Agreement, Perot Systems aggregate liability for the indemnification obligations described in this Section 5 shall in no event exceed the total amount of fees paid or payable by Athena to Perot Systems under this Task Order during the 30 month period immediately preceding the date of any such claim (excluding amounts paid as reimbursement of expenses or taxes). The procedures set forth in Section 13) c) of the Agreement shall apply to any indemnification sought under the foregoing provision.

3. All terms and conditions agreed earlier in the Master Services Agreement, Amendments and Task Orders remain and continue to apply unchanged unless the same have been amended in this Amendment.

IN WITNESS WHEREOF, each of the Parties have caused this Amendment to be duly executed by their duly authorized representatives.

For Perot Systems Business Process      For Athenahealth, Inc.
Solutions India Private Limited


By: /s/ Vardhman Jain                   By: /s/ James M. MacDonald
    ---------------------------------       ------------------------------------
Name: Vardhman Jain                     Name: JAMES M. MACDONALD
Title: Managing Director                Title: CHIEF OPERATING OFFICER


For Vision Business Process Solutions,
Inc


By: /s/ Vardhman Jain
    ---------------------------------
Name: Vardhman Jain
Title: Managing Director

                    TASK ORDER 4 TO ATHENA SERVICE AGREEMENT

This Task Order (the "Task Order") is entered into on this August 23, 2006 under the Master Services Agreement dated December 9, 2002, executed amongst Athenahealth, Inc., ("Athena"), Vision Business Process Solutions Inc., (VBPS) and Perot Systems Business Process Solutions India Private Limited hereinafter called "PSBPS").

1.   Term:

     This Task Order shall be in effect for a period of thirty-six (36) months (the "Initial Term") from November 30th, 2005 (the "Effective Date") subject to the Master Service Agreement dated December 9, 2002 being in force. Upon expiration of the Initial Term, this Task Order will automatically be renewed for consecutive additional terms of two (2) years each. Notwithstanding the foregoing, either party may terminate this Task Order with or without cause, effective at the end of the then current term (including the Initial Term) by providing the other party written notice of its intent to cancel at least sixty (60) days prior to the expiration of the then current term.

2.   Scope of Work:

     Under the terms and conditions of this Task Order, VBPS shall provide the following services:

     i) POSTING ANALYSIS - This service entails running the work list from AthenaNet based on the instruction from Athena, this work list, along with the details of allotment would be placed in the local server, to be accessed by the Posting Analysts. The Posting Analysts would work the batches in AthenaNet as per the priority value (MSC Day and High dollar value batches first). The Posting Analyst's work is to accurately resolve the transactions belonging to the batch that did not get posted to AthenaNet for different reasons. The different reasons are as follows, No Matching Charge, Partially Posted, Tentatively Discarded, Match Record Failed to Post and Unmapped Kick code. The service also involves discarding records and to post transactions manually based on request. Perot should also be required to communicate any uncompleted batches, absences, or other items that may cause us to forfeit an MSC with clients. The TAT is to complete all the batches of priority clients within three (3) business days and Non-Priority clients within four (4) business days of batch opening.

     ii) PAYMENT BATCH CONSTRUCTOR - Users review images in a parent batch, identify and execute any divisions necessary to prepare batches appropriate for data entry and for the ERA team. Batches are split and

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          routed to optimize EDI utilization and specialization of data entry staff, following lists of payors and clients to be handled separately. The TAT is to complete processing the zip files received within twelve
          (12) hours from the time the files are entered in the processing folder.

     iii) DAILY VOLUME: VBPS will accommodate daily volume variations of Transactions 30% greater than projected average daily volume, subject to the availability of resources based on the requirement that Athena has informed VBPS to staff up with for the said processes of Payment Analysis and Payment Batch Constructor. For example, if the Client projects an average volume of 1000 Transactions per day, VBPS will be able to process up to 1300 Transactions on any given day. Any volume of Transactions in excess of 30% will not be subject to their respective turnaround time captured in Sec. 2(i) and (ii) above. Also the abovementioned Turn around time in Sec. 2(i) and (ii) above shall not be applicable in cases where i) the Document is illegible or incomplete or ii) VBPS inability to access AthenaNet for reasons not attributable to VBPS.

3.   Price:

     i) Beginning from November 30, 2005 for the entire the term of this Task Order, the ramp-up pricing for VBPS new resources on a full time equivalent
     (FTE) basis (each such VBPS resources are herein referred to as "FTE") on Posting Analysis and new FTE on Payment Batch Constructor shall be charged at fifty percentage (50%) for the first twenty two (22) business days (the "Ramp-up Period") from their respective corresponding go-live date. During this period VBSP shall charge for the new FTE on Posting Analysis and new FTE on Payment Batch Constructor at the rate of US $ * per hour per full - time equivalent (FTE) for Normal Time and US $ * per hour per full - time equivalent (FTE) for Over Time. After the completion of the ramp-up period VBPS shall charge Athena for the Services of Posting Analysis and Payment Batch Constructor as per the rate mentioned in C1.3(ii) of this Task Order 4."

     ii) From December 30, 2005 VBPS will charge Athena for the VBPS Services under this Task Order at the following rates: -

                                              OVER TIME
                               NORMAL TIME    RATES PER
SERVICE                      RATES PER HOUR      HOUR
-------                      --------------   ---------
Posting Analysis (Per FTE)        US $*        US $*
Payment Batch Constructor
   (Per FTE)                      US $*        US $*

     iii) VBPS will invoice Athena on a monthly basis. Athena shall make complete payment of the invoiced amounts to VBPS within thirty (30) days from the date of the invoice. Athena shall pay to VBPS the complete invoiced amounts without any deduction on account of non-payment by the clients of Athena. Late payments shall attract interest from the due date at the lesser of (i) one and a half percent per month, to accrue on a daily basis with monthly rests and to run from the due date until payment of such amount in full, or
     (ii) the maximum rate permitted by law.

4.   Cost of Living Adjustment.

     The cost of living adjustment index would be based on the information made available by Reserve Bank of India (RBI) for each year, in the website below.

     http://www.rbi.org.in/scripts/PublicationsView.aspx?id=7263#7

     We would be referring to the Harmonized Index of Consumer Prices (HICP) for Consumer Price Inflation (CPI) - Urban non Manual employees index shared by RBI (Reserve Bank of India) in the above website link. This index is proposed since it is released by RBI (Reserve Bank of India, Apex Bank regulated by the Government of India) and also is the closest index available for cost of Living and urban population. For instance, the cost index for the year 2004-2005 has been at 5%. With respect to the rates for charges stated in this Task Order, commencing on the first anniversary of the Effective Date and on each anniversary thereafter during the term of the Task Order, such rates, applicable from time to time to the Task Order, will be increased, with effect from each anniversary, by percentage as released by RBI for the above referred index.

5.   Other Terms:

     PSBPS and Athena will separately do a time study, mutually agree and document the turnaround times, quality, auditing and other compliance requirements and obligations.

AGREED:

Vision Business Process Solutions,      Athenahealth, Inc.
Inc.


By: /s/ Vardhman Jain                   By: /s/ Ralph Catalano
    ---------------------------------       ------------------------------------
Name: Vardhman Jain                     Name: RALPH J CATALANO
Title: Managing Director                Title: Vice President
Date: 8/23/06                           Date: 8/23/06

                        TASK ORDER 5 TO SERVICE AGREEMENT

This Task Order (the "Task Order") is entered into on this October 13, 2006 under the Master Services Agreement dated December 9, 2002, read in conjunction with Amendment No. 1 dated October 13, 2004, Amendment No. 2 dated March 8, 2005, and Amendment No. 3 dated April 12, 2006 (together, the "Agreement") executed amongst Athenahealth, Inc., ("Athena"), Vision Business Process Solutions Inc., (VBPS) and Perot Systems Business Process Solutions India Private Limited (formerly know as "Vision Healthsource India Private Limited and hereinafter called "PSBPS").

1.   Term:

     This Task Order shall be in effect for a period of thirty-six (36) months (the "Initial Term") from March 21st 2006 (the "Effective Date") subject to the Master Service Agreement dated December 9, 2002 being in force. Upon expiration of the Initial Term, this Task Order will automatically be renewed for consecutive additional terms of two (2) years each. Notwithstanding the foregoing, either party may terminate this Task Order with or without cause, effective at the end of the then current term (including the Initial Term) by providing the other party written notice of its intent to cancel at least sixty (60) days prior to the expiration of the then current term.

2.   Scope of Work:

     Under the terms and conditions of this Task Order, VBPS shall provide the following services:

     i) PAYTO - This service entail work on claims which are moved to Payto Bucket in claim tracking, in order to check whether the Providers Payto address is correct. The Payto datase is copied and saved from Citrix to the Local Drive. Claims are then allotted to each Enrollment Analyst, in an excel worksheet saved in the local disk. The Analyst then places a call to the Payor, to verify the accuracy of the Payto address. Once the Payor has verified the correct Payto address, then the same is documented on the AthenaNet with effective date and appropriate kick code. Else, the required documents (w9, request letter, Payor form) are faxed to the Payor to change the address.

     ii) PAYTO CHANGE- - The service entails confirming with the Payor that the address change request has been completed properly. This confirmation consists of a follow up call after the address change request has been sent. The Enrollment Analyst calls the Payor, to verify if the Payto address has been updated as requested. If the Payor has the correct Payto address, then it will be documented in the AthenaNet with the effective date and appropriate Kick code; else, the required documents (w9, request letter,

          Payor form) are faxed to the Payor to request that the change in the address be made.

     iii) LOCKBOX MIGRATIONS - The Service entail to changing the billing address for an entire medical group. In this process, documentation is done on the Citrix and not on AthenaNet. A list of Payors is entered into an excel spreadsheet and saved to Citrix. The Analyst then places calls to the Payor and confirms their process for changing Payto addresses. The required documents (w9, request letter, Payor form) are then faxed to the Payor to change the address. The enrollment analysts make follow up phone calls to the Payor until the new Payto address has been confirmed with all Payors.

     iv) ELIGIBILITY ERROR REPORT - The Service entails working a list of eligibility enrollment errors, which are saved to an excel spreadsheet on Citrix. Enrollment analysts review the spreadsheet and refer to the Payor Set-up Guide to determine the eligibility enrollment process for Payors and clearinghouses. The Enrollment Analysts then follow the process outlined in the Payor Set-up Guide to complete enrollment.

     v) BAD PAY TO ERRORS - The service entails working a list of pay to errors outside of athenaNet, which are saved to an excel spreadsheet on Citrix. The Analyst places a call to the Payor, to verify that the Payor has the correct Payto address. If the Payor has the correct Payto address then the same is documented on the spreadsheet. Else, the required documents (w9, request letter, payor form) are faxed to the Payor with a request that they change the address.

     vi) SMALL GROUPS IMPLEMENTATIONS - The service entails completion of all necessary enrollment work required to bring a practice live on athenaNet. Enrollment analysts call Payors to verify provider and group numbers; complete enrollment paperwork to enroll clients for electronic transactions, including E-Claims, Electronic Remittance Advice, eligibility and Electronic Funds Transfer; follow up with Payors to make sure enrollment paperwork is approved; and change the practice's Pay To address with Payors.

3.   Price:

     i) Beginning March 21,2006 and extending for the entire term of this Task Order, the ramp-up pricing for VBPS's new resources on a full time equivalent (FTE) basis (each of such VBPS resource are hereinafter referred to as "FTE") on Payto, Payto Change, Lockbox Migrations, Eligibility Error Report, Bad Pay to Errors and Small Groups Implementations shall be charged at fifty percent (50%) for the first twenty two (22) business days (the "Ramp-up Period") from their respective corresponding Go-Live date. During this period VBPS shall charge Athena for the new FTE on Payto, Payto Change, Lockbox Migrations,

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          Bad Pay to Errors and Small Groups Implementations at the rate of US $
          * per hour per full - time equivalent (FTE), Eligibility Error Report at the rate of US $ * per hour per full - time equivalent (FTE) for Normal Time and US $* per hour per full - time equivalent (FTE) for Over Time. After the completion of the ramp-up period VBPS shall charge Athena for the Services of Payto, Payto Change and Lockbox Migrations as per the rate mentioned below in Cl.3(ii) of this Task Order.

          ii) From April 21, 2006 VBPS will charge Athena for the VBPS Services under this Task Order at the following rates:-

                            NORMAL TIME RATES    OVER TIME RATES
SERVICE                     PER HOUR (PER FTE)       PER HOUR
-------                     ------------------   ---------------
Payto                              US $*             US $*
Payto Change                       US $*             US $*
Lockbox Migrations                 US $*             US $*
Eligibility Error Report           US $*             US $*
Bad Pay To Errors                  US $*             US $*
Small Groups
Implementations                    US $*             US $*

     iii) VBPS will invoice Athena on a monthly basis. Athena shall make complete payment of the invoiced amounts to VBPS within thirty (30) days from the date of the invoice. Athena shall pay to VBPS the complete invoiced amounts without any deduction on account of non-payment by the clients of Athena. Late payments shall attract interest from the due date at the lesser of (i) one and a half percent per month, to accrue on a daily basis with monthly rests and to run from the due date until payment of such amount in full, or (ii) the maximum rate permitted by law.

4.   Cost of Living Adjustment.

     The cost of living adjustment index would be based on the information made available by Reserve Bank of India (RBI) for each year, in the website below.

     http://www.rbi.org.in/scripts/PublicationsView.aspx?id=7263#7

     We would be referring to the Harmonized Index of Consumer Prices (HICP) for Consumer Price Inflation (CPI) - Urban non Manual employees index shared by RBI (Reserve Bank of India) in the above website link. This index is proposed since it is released by RBI (Reserve Bank of India, Apex Bank regulated by the Government of India) and also is the closest index available for cost of living and urban population. For instance, the cost index for the year 2004-2005 has been at 5%. With respect to the rates for charges stated in this Task Order, commencing on the first anniversary of the Effective Date and on each anniversary thereafter during the term of the Task Order, such rates, applicable from time to time to the Task Order, will be increased, with effect from each anniversary, by percentage as released by RBI for the above referred index.

5.   Other Terms:

     PSBPS and Athena will separately do a time study, mutually agree and document the turnaround times, quality, auditing and other compliance requirements and obligations.

AGREED:

Vision Business Process Solutions,      Athenahealth, Inc.
Inc.


By: /s/ Vardhman Jain                   By: /s/ Ralph Catalano
    ---------------------------------       ------------------------------------
Name: Vardhman Jain                     Name: Ralph Catalano
Title: Managing Director                Title: Vice President, Claim Operations
Date: October 13th 2006                 Date: October 13, 2006

                        TASK ORDER 6 TO SERVICE AGREEMENT

This Task Order (the "Task Order") is entered into on this September 4, 2006 under the Master Services Agreement dated December 9, 2002, read in conjunction with Amendment No. 1 dated October 13, 2004, Amendment No. 2 dated March 8, 2005, and Amendment No. 3 dated April 12, 2006 (together, the "Agreement") executed amongst Athenahealth, Inc., ("Athena"), Vision Business Process Solutions Inc., (VBPS) and Perot Systems Business Process Solutions India Private Limited (hereinafter called "PSBPS").

1.   Term:

     This Task Order shall be in effect for a period of thirty-six (36) months (the "Initial Term") from March 21st 2006 (the "Effective Date") subject to the Master Service Agreement dated December 9, 2002 being in force. Upon expiration of the Initial Term, this Task Order will automatically be renewed for consecutive additional terms of two (2) years each. Notwithstanding the foregoing, either party may terminate this Task Order with or without cause, effective at the end of the then current term (including the Initial Term) by providing the other party written notice of its intent to cancel at least sixty (60) days prior to the expiration of the then current term.

2.   Scope of Work:

     i) UNPOSTABLE RECORDS: Under the terms and conditions of this Task Order, VBPS shall provide the services of UNPOSTABLE RECORDS, whereby VBPS receives a work list from Athena that would contain the details of the Unpostables to be worked. This work list, along with the allotment will be placed in the local server for VBPS resources on a full time equivalent basis (the "Posters") to work. The posters would work the Unpostable allotted to them based on the priority (Chronological order of Unpostable created date). The work of the posters is to do the five/six point search in AthenaNet to see if they are able to identify the patient's record that would enable us to post a transaction and close the Unpostable. The different Unpostable records that would be worked by the Posters are EOB Received - Check Missing, Missing EOB/Missing Page, Missing Check, Correspondence Identified in Batch, RPO Research Required, Provider Takebacks, Missing Patient Statement, Duplicate Checks. The TAT is to work these Unpostable records, within five (5) business days from the date of creation of the Unpostable record.

     ii) DAILY VOLUME:

     VBPS will accommodate daily volume variations of Transactions 30% greater than projected average daily volume, subject to the availability of resources based on the requirement that Athena has informed VBPS to staff up for the said processes of Unpostables. For example, if the Client projects an average volume

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

Asterisks denote omissions.


     of 1000 Unpostables per day, VBPS will be able to process up to 1300 Unpostables on any given day. Any volume of Unpostables in excess of 30% will not be subject to their respective turnaround time captured in Sec. 2(i) and (ii) above. Also the abovementioned Turn around time in Sec. 2(i) and (ii) above shall not be applicable in cases where i) the Document is illegible or incomplete or ii) VBPS inability to access AthenaNet for reasons not attributable to VBPS.

3.   Price:

     i) Beginning from June 13, 2006 for the entire the term of this Task Order, the ramp-up pricing for VBPS new resources on a full time equivalent (FTE) basis (each such VBPS resources are herein referred to as "FTE") for Unpostable Records shall be charged at fifty percentages (50%) for the first twenty two (22) business days (the "Ramp-up Period") from their respective corresponding go- live date. During this period VBSP shall charge for the new FTE on Unpostable Records at the rate of US $* per hour per full - time equivalent (FTE) for Normal Time and US $* per hour per full - time equivalent (FTE) for Over Time. After the completion of the ramp-up period VBPS shall charge Athena for the Services of Unpostable Records as per the rate mentioned in C1.3(ii) of this Task Order."

     ii) From July 13, 2006 VBPS will charge Athena for the VBPS Services under this Task Order at the following rates: -

                       NORMAL TIME    OVER TIME RATES
SERVICE              RATES PER HOUR       PER HOUR
-------              --------------   ---------------
Unpostable Records        US $*           US $*

     iii) VBPS will invoice Athena on a monthly basis. Athena shall make complete payment of the invoiced amounts to VBPS within thirty (30) days from the date of the invoice. Athena shall pay to VBPS the complete invoiced amounts without any deduction on account of non-payment by the clients of Athena. Late payments shall attract interest from the due date at the lesser of (i) one and a half percent per month, to accrue on a daily basis with monthly rests and to run from the due date until payment of such amount in full, or (ii) the maximum rate permitted by law.

4.   Cost of Living Adjustment.

     The cost of living adjustment index would be based on the information made available by Reserve Bank of India (RBI) for each year, in the website below.

     http://www.rbi.org.in/scripts/PublicationsView.aspx?id=7263#7

     We would be referring to the Harmonized Index of Consumer Prices (HICP) for Consumer Price Inflation (CPI) - Urban non Manual employees index shares by

     RBI (Reserve Bank of India) in the above website link. This index is proposed since it is released by RBI (Reserve Bank of India, Apex Bank regulated by the Government of India) and also is the closest index available for cost of living and urban population. For instance, the cost index for the year 2004-2005 has been at 5%. With respect to the rates for charges stated in this Task Order, commencing on the first anniversary of the Effective Date and on each anniversary thereafter during the term of the Task Order, such rates, applicable from time to time to the Task Order, will be increased, with effect from each anniversary, by percentage as released by RBI for the above referred index.

5.   Other Terms:

     PSBPS and Athena will separately do a time study, mutually agree and document the quality, auditing and other compliance requirements and obligations.

AGREED:

Vision Business Process Solutions,      Athenahealth, Inc.
Inc.


By: /s/ Vardhman Jain                   By: /s/ Ralph Catalano
    ---------------------------------       ------------------------------------
Name: Vardhman Jain                     Name: RALPH J CATALANO
Title: Managing Director                Title: VICE PRESIDENT
Date: Sept 11th 2006                    Date: Sept 4 2006

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Interim Agreement for Outsource Claim Follow Up and Credit Balance Services for Athenahealth

PART 1 - Claim Followup

Background: Athenahealth (Athena) seeks to outsource Claim Follow Up services described below to Vision Healthsource, Inc. (Vision) for some of its clients. These services will be performed under subcontract by VHS's Indian subsidiary.

Service Definition

Claims Follow Up: (This claim follow up process does not apply to follow up on overpayments covered by Part II below). Vision will utilize the interactive Athena system to provide follow-up services with respect to work lists of claims provided to it periodically by Athena. As instructed by Athena in writing Vision will document its work either by entries in such system or on separate problem logs that will be uploaded to Athena separately.

The service will involve Vision accessing detailed claim information including claim history - re-filing dates and previous calls, authorization numbers, referral numbers etc. Athena will assign the accounts that they would like Vision to follow up on. Vision will work on pending claims. Vision will:

     - Research the account to determine need for a call and verify previous claim activity

     -    Follow-up with the appropriate payer

     - Document the content and outcome of the call, which will include a detailed description of the call (Example, Insurance Paid - Vision will document the amount paid on claim, amount paid on check, check number, check date and the address to which the check was sent) and a relevant kick-code for automatic follow-through action on AthenaNet.

All of the above services will be performed in compliance with the steps, measures, and instructions and requirements set forth in the Follow Up Instructions contained in Attachment A. In the event of any contradiction, the Follow-up Instructions will prevail. Athena may reasonably amend the Follow Up Instructions in writing from time to time by sending the amended version or additional language to a Vision manager, and Vision will be obligated to comply with the Follow Up Instructions as amended, provided that if such amendment requires material additional staffing, Vision will so inform Athena in writing within 7 days and will be permitted a reasonable time to assemble the necessary staff, except that Vision will be required to comply promptly with any amendment that is designed to address any material deficiency in Vision services.

Pricing: Vision will bill Athena per on a transaction basis per claim. The price for this Service is $*/claim.

Part II - Credit Balancing

Background. Athenahealth seeks to outsource credit-balancing services described below to Vision. These services will be performed under subcontract by VHS's Indian subsidiary.

Service Definition

Vision will utilize the interactive Athena system to provide credit-balancing services with respect to work lists of claims provided to it periodically by Athena. As instructed by Athena in writing Vision will document its work either by entries in such system or on separate problem logs that will be uploaded to Athena separately. As part of the credit balancing services, claims may be resolved either with or without follow up and the work required differs with respect to each type. The service therefore has two components - Processing and Follow Up.

Processing:

     - Vision will analyze the claim to determine how the claim got into a credit balance or to be more specific as a result of whose payment (Insurance company) the claim went in to a credit balance.

     -    The reasons identified may be one or more of the following:

          1.   Duplicate payment by same Insurance

          2.   Duplicate posting by the payment poster

          3.   Wrong posting or posting error

          4.   Multiple Insurances paying as primary

          5.   Multiple Insurances paying as secondary

          6.   Interest payment

          7.   Lack of COB

          8.   Primary or secondary over paid as per their fee schedule

          9.   Other

     - The analysis will be accomplished by opening the online EOB and understanding exactly how and who made the overpayment.

     - The particular online EOB is a link to the entire batch, most of the time, and Vision will be required to search it by scrolling through the batch.

     - Once the overpayment is identified then Vision will classify and take the appropriate decision or the action. Common actions addressing each of the first 8 reasons above in order include but are not limited to the following:

          1.   Send to AR with Instructions

          2.   Problem log entry for Athena to reverse the postings

          3.   Problem log entry for Athena to correct the postings

          4.   Send to AR with Instructions

          5.   Send to AR with Instructions

          6.   Post kick code and claim note in the software

          7.   Send to AR with Instructions

          8.   Send to AR with Instructions

     - The AR Instructions will clearly state which Insurance should be called, for what amount and what information should be asked for in order to resolve the credit balance.

     - Vision will clearly document AR Instructions, problem logs, kick code, and claim notes in the Athena system. If the batch link is for the whole batch then exact page

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          numbers will be mentioned so that the AR agent does not search again and waste time.

Follow Up:

     - The AR agent will view the claim in the Athena system as well as the associated EOB and will read all the Instructions and problem logs.

     - The AR agent will confirm the overpayment to the Insurance company which includes the amount, check number etc. and also the refund address if that company does not have a take back facility.

     - Once this is done, Vision will document the claim notes and the kick codes in the Athena system.

     - On appropriate claims, the AR agent will call multiple Insurance companies to confirm with both Insurance companies (in case 2 insurance are paying as primary/secondary) as to who was supposed to make the payment.

     - If both Insurance Companies say they are the primary/secondary then the claim will be forwarded to the provider and instructions documented in the Athena system to the provider to get the information from the patient. This is done through the claim note.

     - Exceptions are Insurance company not able to identify the over payment and needing time to audit, call back, etc. Some of these situations are appropriately documented in claim notes and some in the problem logs, as instructed by Athena.

     - The kick code and claim note is entered in to the Athena system and the problem log is uploaded to Athena.

All of the above services will be performed in compliance with the steps, measures, and instructions and requirements set forth in the Credit Balancing Instructions contained in Attachment B. IN the event of any contradiction, the Credit Balancing Instructions will prevail. Athena may reasonably amend the Credit Balancing Instructions in writing from time to time by sending the amended version or additional language to a Vision manager, and Vision will be obligated to comply with the Credit Balancing Instructions as amended, provided that if such amendment requires material additional staffing, Vision will so inform Athena in writing within 7 days and will be permitted a reasonable time to assemble the necessary staff, except that Vision will be required to comply promptly with any amendment that is designed to address any material deficiency in Vision services.

Pricing: VHS will bill Athena per on a per claim basis. The price for this service is:

Claims not requiring Follow Up   $*/Claim
Claims requiring Follow Up       $*/Claim

PROVISIONS RELATING TO BOTH PARTS I AND II

Acceptance and Effect. One signed by both parties, this interim agreement will become part of the formal contract that is already in place between the parties with respect to posting services as an amendment to that contract. The services and payments under this interim agreement will be in addition to those currently in the contract, and this interim agreement will have effect only as an amendment and not as a separate or independent agreement. Such amendment is intended by the parties to be temporary, until a more detailed and thorough amendment can be agreed. Promptly after accepting this interim agreement, the parties will in good faith confer to establish such a detailed and through amendment.

Staffing. Vision will ensure that a team of identified employees who are adequately trained are solely dedicated to work on delivering Athena follow up services sufficient to handle 2000 claims per day and that another such team is dedicated to work on delivering Athena credit balancing services.

Quality. Vision will cooperate with Athena in reviewing accuracy of research and documentation, clarity and politeness of calls, thoroughness of information gathering, and rate of unnecessary calls of per claim handling. Vision will remain responsible for the quality of its services; however, if Athena informs Vision that it believes that any Vision employee is not providing services of adequate quality, the Parties will review and discuss that performance and the steps that Vision will take to improve that performance. Vision will take effective steps to improve employee performance or reassign employees as necessary to maintain a consistent and high quality level of employee competence and performance.

Termination of Part I and part II Services. Termination of Part I and/or Part II services under this section will not affect the parties' other rights and obligations with respect to other work to be performed under the posting contract currently in place between the parties. Either party may terminate this Interim Agreement as it relates to Part I and/or Part II services for any reason or for no reason upon 180 days written notice to the other. If Athena terminates this Interim Agreement as it relates to Part I and/or Part II Services under this paragraph, then following such notice of termination and until the effective date of such termination the aggregate monthly fee paid by Athena to Vision on account of the services being terminated will be subject to a minimum payment amount calculated as follows: the aggregate fee for the services being terminated in the month immediately following the month in which the notice of termination was given will be no less than average of the monthly fees paid by Athena for such services in each of the three months immediately preceding the notice, and the minimum payment for such services in each succeeding month will reduced from the original minimum figure by cumulative additional increments of 25% of that that original minimum figure until it is zero. By way of example and not by way of limitation, if notice of termination as to Part I Services is given by Athena at the end of March, the minimum fee paid by Athena for Part I Services for April will the same as the average paid by Athena for Part Services in the preceding December, January and February, the minimum fee paid by Athena or Part I Services for May will be 75% of the April minimum figure, the minimum fee paid by Athena or Part I Services for July will be 25% of the April minimum figure, the minimum fee paid by Athena or Part I Services for July will be 25% of the April minimum figure, and the minimum fee paid by Athena or Part I Services for August and thereafter will be zero. Notwithstanding the foregoing, if Athena terminates the Interim Agreement as to Part I and/or Part II Services for cause or if Vision terminates the Interim Agreement as to either or both of those Services, then there will be no minimum monthly fee during the notice period.

In addition, if Athena believes in good faith that the quality of Vision services under Part I and/or Part II s substantially deficient or that the manner in which Vision is conducting the work materially increases work that Athena itself must do, it will review the matter in detail with Vision management to determine the nature of any deficiency and the parties will cooperate in good faith to establish a mutually agreement written plan of action to remedy any such deficiency. If the deficiency persists despite the plan, then Athena may terminate the services and payment under Part I and/or Part II as the case may be on at least 30 days written notice.

Addition Terms. With respect to the services described in this interim agreement, the following additional provisions will apply:

     - Vision and its subsidiary will perform the services described in a timely, diligent, competent and professional manner and will exercise and be bound to exercise care, skill, experience and competence consistent with the high professional practice in the field;

     - Neither Vision nor its subsidiary will access or use other than in compliance with the procedures and policies that Athena shall provide to Vision from time to time.

     - Neither Vision nor its subsidiary will, directly or indirectly, export or transmit (i) any software, application, access to Athena systems or any related documentation or technical data or (ii) any product (or any part thereof), process, or service that is the direct product of any service under this interim agreement in or to the People's Republic of China, Afghanistan, Iraq or any group Q, S, W, Y or Z country specified in Supplement No. 1 of Section 770 of the United States Export Administration Regulations or to any other country to which such export or transmission is restricted by such regulation of statute, without the prior written consent, if required, of the Office of Export Administration of the United States Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission. In addition, and without limitation of the foregoing, Contractor shall not, directly or indirectly, export or transmit any of the foregoing, to any country other than as between Vision and it subsidiary in India; and

     - Neither Vision nor its subsidiary will access or use any Athena system, application or functionality unless and to extent requested by Athena in writing for purposes of performing Vision's obligations under this interim agreement. No access to or use of Athena systems, applications or functionality is transferable by Vision or its subsidiary.

     - In accessing or using Athena systems, applications or functionality, neither Vision nor its subsidiary (i) make such access or use in connection with provision of any services to any third party; (ii) make such access or use other than through and by their own employees who are registered with Athena individually as authorized users thereof, (iii) make such access or use other than by electronically secure means and methods approved I advance in writing by Athena and only by the use of unique and confidential passwords applied to each individual user; (iv) resell, lease, encumber, sublicense, distribute, publish, transmit, provide such access or use to any third party in any medium whatsoever; (v) make such access or use on any public system or multiple computer or user arrangement or network accessible by anyone except Athena, Vision and its subsidiary; (vi) derive specifications from, reverse engineer, reverse compile, disassemble, or create derivative works based on Athena systems, applications; (vii) copy data or screens except on an occasional basis as necessary to accomplish its work or, (viii) input or post through or to Athena any content that is illegal, threatening, harmful, lewd, offensive or defamatory or that infringes the intellectual property rights, privacy rights or rights of publicity of others or that contains any virus, worm, Trojan Horse or other mechanism to damage or impair the operation of Athena systems, software or hardware or the systems, software or hardware of others or to grant unauthorized access to any date or system.

     - Neither Vision nor its subsidiary will make or operate any copy of any elements of Athena systems, applications or functionality except as explicitly authorized by Athena in writing. If and to the extent that Vision or its subsidiary makes or operates any copy of Athena systems, applications or functionality, such copy will belong exclusively to Athena and will be located only upon a server to which Athens is the sole owner of the root password; and, neither Vision nor its subsidiary will restrict electronic or physical access of Athena to such server.

     - In accessing or using Athena systems, Vision will not order, review, access or use any data in excess of that reasonably necessary for it to perform the work it is obligated to do under this interim agreement.

athenahealth, Inc.                      Vision Healthsource, Inc.


By: /s/ Anil G. Sitole                  By: /s/ Vardhman Jain
    ---------------------------------       ------------------------------------
Name: Anil G. Sitole                    Name: Vardhman Jain
Title: President                        Title: President